UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )
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☐	Preliminary Proxy Statement
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☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

AMERICAN HEALTHCARE REIT, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

18191 Von Karman Avenue Suite 300 Irvine, CA 92612 (949) 270-9200
August 28, 2024
Dear Stockholder:
On behalf of our Board of Directors, I cordially invite you to attend the 2024 Annual Meeting of Stockholders of American Healthcare REIT, Inc., to be held on November 7, 2024 at 8:00 a.m. local time, at the Irvine Marriott, located at 18000 Von Karman Avenue, Irvine, California 92612. We look forward to your attendance.
The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describe the formal business to be acted upon by our stockholders, including the election of the nine directors named in this Proxy Statement; the ratification of the appointment of our independent registered public accounting firm; the approval, on an advisory (non-binding) basis, of the compensation paid to our named executive officers; and the approval of the American Healthcare REIT, Inc. 2024 Employee Stock Purchase Plan.
Moreover, we will provide an update on our portfolio and company performance at the 2024 Annual Meeting of Stockholders.
Every stockholder’s vote is important and assists us in establishing the necessary quorum to conduct business at the 2024 Annual Meeting of Stockholders. Regardless of the number of shares of our common stock you own, it is very important that your shares be represented at the 2024 Annual Meeting of Stockholders. ACCORDINGLY, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE 2024 ANNUAL MEETING OF STOCKHOLDERS IN PERSON, I URGE YOU TO SUBMIT YOUR PROXY AS SOON AS POSSIBLE. You may do this by completing, signing and dating the accompanying proxy card and returning it in the accompanying self-addressed, postage-paid return envelope. You also may authorize a proxy via the Internet at https://www.proxyvote.com or by telephone by dialing toll-free 1 (800) 690-6903. Please follow the directions provided in the proxy statement. This will not prevent you from attending and voting in person at the 2024 Annual Meeting of Stockholders, but will assure that your vote will be counted if you are unable to attend the 2024 Annual Meeting of Stockholders.
YOUR VOTE COUNTS. THANK YOU FOR YOUR ATTENTION TO THIS MATTER, AND FOR YOUR CONTINUED SUPPORT OF, AND INTEREST IN, OUR COMPANY.

Sincerely,

Jeffrey T. Hanson
Non-Executive Chairman of the Board of Directors

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD NOVEMBER 7, 2024
NOTICE IS HEREBY GIVEN that the 2024 Annual Meeting of Stockholders of American Healthcare REIT, Inc., a Maryland corporation, will be held on November 7, 2024 at 8:00 a.m. local time, at the Irvine Marriott, located at 18000 Von Karman Avenue, Irvine, California 92612, for the following purposes, which are more completely set forth in the accompanying Proxy Statement:
1.to consider and vote upon the election of the nine directors named in the Proxy Statement, each to hold office for a one-year term expiring at the 2025 Annual Meeting of Stockholders and until his or her successor is duly elected and qualifies;
2.to consider and vote upon the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2024;
3.to approve, on an advisory (non-binding) basis, the compensation paid to our named executive officers for the year ended December 31, 2023;
4.to approve the American Healthcare REIT, Inc. 2024 Employee Stock Purchase Plan; and
5.to transact such other business as may properly come before the 2024 Annual Meeting of Stockholders or any adjournments or postponements thereof.
These proposals are discussed in the following pages, which are made part of this notice. Our stockholders of record at the close of business on August 23, 2024 are entitled to vote at the 2024 Annual Meeting of Stockholders of American Healthcare REIT, Inc. We reserve the right, in our sole discretion, to adjourn or postpone the 2024 Annual Meeting of Stockholders to provide more time to solicit proxies for the meeting.
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on November 7, 2024.
The proxy statement and annual report to stockholders are available at https://www.proxyvote.com.
You may obtain directions to attend the 2024 Annual Meeting of Stockholders of American Healthcare REIT, Inc. by calling 1 (949) 270-9225.
Please sign and date the accompanying proxy card and return it promptly in the accompanying self-addressed, postage-paid return envelope whether or not you plan to attend. You also may authorize a proxy electronically via the Internet at https://www.proxyvote.com or by telephone by dialing toll-free 1 (800) 690-6903. Instructions are included with the proxy card. If you attend the 2024 Annual Meeting of Stockholders, you may vote in person if you wish, even if you previously have returned your proxy card or authorized a proxy electronically. You may revoke your proxy at any time prior to its exercise.

By Order of the Board of Directors,

Mark E. Foster
EVP, General Counsel and Secretary

August 28, 2024
i

PROXY STATEMENT
The accompanying proxy is solicited by the Board of Directors of American Healthcare REIT, Inc., or American Healthcare REIT, on behalf of American Healthcare REIT, for use in voting at the 2024 Annual Meeting of Stockholders, or the annual meeting, to be held on November 7, 2024 at 8:00 a.m. local time, at the Irvine Marriott, located at 18000 Von Karman Avenue, Irvine, California 92612, and at any adjournment or postponement thereof, for the purposes set forth in the attached notice. The proxy solicitation materials are being distributed to stockholders entitled to vote as of the record date, August 23, 2024.
About the Meeting
What is the purpose of the annual meeting?
At the annual meeting, stockholders will be asked to: (i) consider and vote upon the election of the nine directors named in this Proxy Statement, each to hold office for a one-year term expiring at the 2025 Annual Meeting of Stockholders and until his or her successor is duly elected and qualifies; (ii) consider and vote upon the ratification of the appointment of Deloitte & Touche LLP, or Deloitte & Touche, as our independent registered public accounting firm, for the year ending December 31, 2024; (iii) approve, on an advisory (non-binding) basis, the compensation paid to our named executive officers for the year ended December 31, 2023, or the say on pay proposal; (iv) approve the American Healthcare REIT, Inc. 2024 Employee Stock Purchase Plan; and (v) transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.
Management will also provide an update on our portfolio and company performance and will respond to questions from stockholders. In addition, representatives of Deloitte & Touche, our independent registered public accounting firm, are expected to be present at the annual meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to questions from our stockholders.
What is our Board of Directors’ voting recommendation?
Unless you give other instructions on your proxy card, the individuals named on the card as proxy holders will vote in accordance with the recommendations of our Board of Directors. Our Board of Directors unanimously recommends that you vote your shares: (i) “FOR” each of the nominees to our Board of Directors; (ii) “FOR” the ratification of the appointment of Deloitte & Touche as our independent registered public accounting firm for the year ending December 31, 2024; (iii) “FOR” approval of the advisory (non-binding) say on pay proposal; and (iv) “FOR” approval of the American Healthcare REIT, Inc. 2024 Employee Stock Purchase Plan. No director has informed us that he or she intends to oppose any action intended to be taken by us.
What happens if additional proposals are presented at the annual meeting?
Other than the matters described in this proxy statement, we do not expect any additional matters to be presented for a vote at the annual meeting. If other matters are presented and you are authorizing a proxy, your proxy grants the individuals named as proxy holders the discretion to vote your shares on any additional matters properly presented for a vote at the meeting.
Who is entitled to vote?
Only stockholders of record at the close of business on August 23, 2024, or the record date, are entitled to receive notice of the annual meeting and to vote the shares of our common stock that they hold on that date at the annual meeting or any adjournments or postponements thereof. As of the record date, an aggregate of 132,863,586 shares of our common stock were issued and outstanding and entitled to vote. Each outstanding share of our common stock, regardless of share class, entitles its holder to cast one vote on each proposal to be voted on at the annual meeting.

What constitutes a quorum?
If holders of a majority of the aggregate shares of our common stock outstanding on the record date are present at the annual meeting, either in person or by proxy, we will have a quorum at the meeting, permitting the conduct of business at the meeting. Abstentions and broker non-votes will be counted to determine whether a quorum is present. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that matter and has not received voting instructions from the beneficial owner.
How do I vote my shares at the annual meeting?
Authorizing a Proxy by Mail — Stockholders may authorize a proxy by completing the accompanying proxy card and mailing it in the accompanying self-addressed, postage-paid return envelope. Completed proxy cards must be received by November 6, 2024.
Authorizing a Proxy by Internet — Stockholders may authorize a proxy electronically using the Internet at https://www.proxyvote.com until 11:59 p.m. Eastern Time on November 6, 2024.
Authorizing a Proxy by Telephone — Stockholders may authorize a proxy by telephone by dialing toll-free at 1 (800) 690-6903 until 11:59 p.m. Eastern Time on November 6, 2024.
Can I revoke my proxy after I return my proxy card or after I authorize a proxy by telephone or the Internet?
If you are a stockholder of record as of August 23, 2024, you may revoke your proxy at any time before the proxy is exercised at the annual meeting by delivering to our Secretary a written notice of revocation or a properly signed proxy bearing a later date, or by attending the annual meeting and voting in person (although attendance at the annual meeting will not cause your previously granted proxy to be revoked unless you specifically so request). To revoke a proxy previously submitted by telephone or the Internet, you may simply authorize a proxy again at a later date using the same procedure set forth above, but before the deadline for telephone or Internet proxy authorization, in which case the later submitted proxy will be recorded and the earlier proxy revoked.
If you hold shares of our common stock in “street name,” you will need to contact the institution that holds your shares and follow its instructions for revoking a proxy.
What vote is required to approve each proposal that comes before the annual meeting?
•In the election of directors, the nine director nominees receiving a plurality of the votes cast at a meeting at which a quorum is present will be elected. This means that the nine director nominees receiving the largest number of affirmative (“FOR”) votes cast at a meeting at which a quorum is present will be elected.
•To ratify the appointment of Deloitte & Touche, the affirmative vote of a majority of the votes cast at a meeting at which a quorum is present must be cast in favor of the proposal.
•To approve the advisory (non-binding) say on pay proposal, the affirmative vote of a majority of the votes cast at a meeting at which a quorum is present must be cast in favor of the proposal. As an advisory vote, this proposal is not binding upon us. However, the Compensation Committee of our Board of Directors, which is responsible for designing and administering our executive compensation program, values the opinions expressed by our stockholders and will consider the outcome of the vote when making future compensation decisions.
•To approve the American Healthcare REIT, Inc. 2024 Employee Stock Purchase Plan, the affirmative vote of a majority of the votes cast at a meeting at which a quorum is present must be cast in favor of the proposal.
Abstentions will have no impact on any of the above proposals. Broker non-votes are not expected with respect to the proposal to ratify the appointment of Deloitte & Touche, which is considered a “routine proposal” under New York Stock Exchange, or NYSE, rules, and will have no impact on any of the other proposals.
Will my vote make a difference?
Yes. Your vote is needed to ensure that the proposals can be acted upon. YOUR VOTE IS VERY IMPORTANT EVEN IF YOU OWN ONLY A SMALL NUMBER OF SHARES! Your immediate response will help avoid potential delays and may save us significant additional expense associated with soliciting stockholder proxies. We encourage you to participate in the governance of American Healthcare REIT and welcome your attendance at the annual meeting.

Who will bear the costs of soliciting proxies for the meeting?
The expenses of preparing, assembling, printing and mailing the Internet Availability Notice, this proxy statement and the materials used in the solicitation of proxies, as available, will be borne by us. In addition to the distribution of these proxy materials, the solicitation of proxies may be made in person, by telephone or by electronic communication by our directors and officers who will not receive any additional compensation for such solicitation activities. We do not anticipate paying any compensation to any other party for the solicitation of proxies but may reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy solicitation materials to our stockholders. Although we may retain the services of a proxy solicitation firm if, in our Board of Director’s view, it is deemed necessary or advisable, we do not currently expect to retain such a firm.

PROPOSAL FOR
ELECTION OF DIRECTORS
(Proposal No. 1)
Background
Our Board of Directors currently consists of nine directors and is comprised of Jeffrey T. Hanson, Scott A. Estes, Brian J. Flornes, Dianne Hurley, Marvin R. O’Quinn, Danny Prosky, Valerie Richardson, Mathieu B. Streiff and Wilbur H. Smith III. Our charter and bylaws provide that the number of directors never be less than one, with a maximum of 15 directors, and that our directors each serve a term of one year, but may be re-elected.
The following table sets forth the names of and summary information regarding each incumbent director nominated by our Board of Directors to serve as our director for a term of office commencing on the date of the 2024 Annual Meeting of Stockholders and ending on the date of the 2025 Annual Meeting of Stockholders. Each director will hold office until his or her successor has been elected and qualifies or until the director's earlier resignation or removal.

Name	Position	Appointed as Director Since	Age	Committees	Appointed to Committee Since
Jeffrey T. Hanson	Non-Executive Chairman of the Board of Directors	2015	53
Danny Prosky	Chief Executive Officer, President, Director	2021	59
Mathieu B. Streiff	Director	2021	49
Scott A. Estes	Independent Director	2022	53	Audit (Chairman)	2022
Brian J. Flornes	Independent Director	2016	60	Audit; Nominating and Corporate Governance (Chairman)	2016; 2021
Dianne Hurley	Independent Director	2016	61	Audit; Compensation (Chairwoman)	2016; 2021
Marvin R. O’Quinn	Independent Director	2023	72	Compensation	2023
Valerie Richardson	Independent Director	2023	65	Compensation; Nominating and Corporate Governance	2023; 2023
Wilbur H. Smith III	Independent Director	2016	52	Nominating and Corporate Governance	2021
Unless otherwise instructed on the proxy, the shares represented by proxies will be voted FOR each of the nominees for director named above. Each of the nominees has consented to being named as a nominee in this proxy statement and has agreed that, if elected, he or she will serve on our Board of Directors for a one-year term ending on the date of the 2025 Annual Meeting of Stockholders and until his or her successor has been duly elected and qualifies. If any nominee becomes unavailable for any reason, the shares represented by proxies may be voted for a substitute nominee designated by our Board of Directors. We are not aware of any family relationship among any of the nominees to become directors, the executive officers or other key officers of American Healthcare REIT. Each of the nominees for election as director has stated that there is no arrangement or understanding of any kind between him or her and any other person relating to his or her election as a director, except that such nominees agreed to serve as our directors if elected.
Director Qualifications
We believe that our Board of Directors should encompass a diverse range of talent, skill and expertise sufficient to provide sound and prudent guidance with respect to our operations and interests. Each director also is expected to: exhibit high standards of integrity, commitment and independence of thought and judgment; use his or her skills and experiences to provide independent oversight to our business; participate in a constructive and collegial manner; be willing to devote sufficient time to carrying out his or her duties and responsibilities effectively; devote the time and effort necessary to learn our business; and represent the long-term interests of our stockholders. Furthermore, we believe our Board of Directors should be comprised of persons with skills in areas such as: finance, real estate, leadership of business organizations and legal matters.

In addition to the targeted skill areas as noted above, we endeavor to select members of our Board of Directors which have a strong record of achievement in key knowledge areas that are critical for directors to add value to our Board of Directors, including:
•Strategy — knowledge of our business model, the formulation of corporate strategies, knowledge of key competitors and markets;
•Relationships — understanding how to interact with investors, accountants, attorneys, management companies and markets in which we operate; and
•Functional — understanding of finance matters, financial statements and auditing procedures, technical expertise, legal issues and marketing.
Information about Director Nominees
Jeffrey T. Hanson, age 53, has served as our non-executive Chairman of the Board since June 2022, having previously served as our Executive Chairman of the Board since October 2021, and our Chief Executive Officer and Chairman of the Board from January 2015 until October 2021. He was also one of the founders and owners of AHI Group Holdings, LLC, or AHI Group Holdings, an investment management firm founded in 2011 that owned a controlling interest in American Healthcare Investors, LLC, or AHI, which served as one of our co-sponsors and indirectly owned a majority interest in our former adviser. Mr. Hanson was a founding principal, and served as Managing Director, of AHI from December 2014 until October 2021. Mr. Hanson also served as Chief Executive Officer and Chairman of the board of directors of Griffin-American Healthcare REIT III, Inc., or GAHR III, from January 2013 until October 2021, and previously served as Chief Executive Officer and Chairman of the board of directors of Griffin-American Healthcare REIT II, Inc., or GAHR II, from January 2009 to December 2014. He also served as the Executive Vice President, Investment Programs, of Grubb & Ellis Company, or Grubb & Ellis, from December 2007 to November 2011 and served as Chief Investment Officer of several investment management subsidiaries within the Grubb & Ellis organization from July 2006 to November 2011. From 1997 to July 2006, Mr. Hanson served as Senior Vice President with Grubb & Ellis’ Institutional Investment Group in the firm’s Newport Beach office. Additionally, from December 2015 to November 2016, Mr. Hanson served as a member of the board of directors of Trilogy Investor, LLC, or Trilogy. Mr. Hanson received a B.S. degree in Business from the University of Southern California with an emphasis in Real Estate Finance.
Our Board of Directors selected Mr. Hanson to serve as a director because he currently serves as our non-executive Chairman of the Board, and he previously served as our Chief Executive Officer and Chairman of the Board for eight years. Mr. Hanson has also served in various executive roles overseeing all aspects of commercial real estate investment activities. Additionally, Mr. Hanson has insight into the development, finance, operations and marketing aspects of our company. He has knowledge of the real estate and healthcare industries and relationships with chief executives and senior management at real estate and healthcare companies. Our Board of Directors believes that his executive experience in the real estate industry coupled with his deep knowledge of our company’s strategies and operations bring strong financial and operational expertise to our Board of Directors.
Danny Prosky, age 59, has served as our Chief Executive Officer, and as a member of our Board of Directors, since October 2021, and has served as our President since January 2015. Mr. Prosky previously served as our Chief Operating Officer from January 2015 to October 2021 and our Interim Chief Financial Officer from October 2015 to June 2016. He was also one of the founders and owners of AHI Group Holdings. Mr. Prosky was a founding principal, and served as Managing Director, of AHI from December 2014 until October 2021. Mr. Prosky has also served as President and Chief Operating Officer of GAHR III from January 2013 until October 2021, as its Interim Chief Financial Officer from August 2015 to June 2016, and as one of its directors from December 2014 until October 2021. He previously served as President, Chief Operating Officer and a director of GAHR II from January 2009 to December 2014. He also served as the Executive Vice President, Healthcare Real Estate of Grubb & Ellis Equity Advisors from September 2009 to November 2011, having served in various capacities within the Grubb & Ellis organization from March 2006 to November 2011, in which he was responsible for all medical property acquisitions, management and dispositions. He served as the Executive Vice President — Acquisitions of Grubb & Ellis Healthcare REIT, Inc., which became known as Healthcare Trust of America, Inc. in August 2009 and subsequently as Healthcare Realty Trust Incorporated in July 2022, from April 2008 to June 2009, having served as its Vice President — Acquisitions from September 2006 to April 2008. Mr. Prosky previously worked for HCP, Inc., which is now known as Healthpeak Properties, Inc. (NYSE: DOC), a publicly traded healthcare REIT, where he served as the Assistant Vice President — Acquisitions & Dispositions from February 2005 to March 2006 and as Assistant Vice President — Asset Management from November 1999 to February 2005. From 1992 to 1999, he served as the Manager, Financial Operations, Multi-Tenant Facilities for American Health Properties, Inc., or American Healthcare Properties. Additionally, since

December 2015, Mr. Prosky has also served as a member of the board of directors of Trilogy. Mr. Prosky received a B.S. degree in Finance from the University of Colorado and an M.S. degree in Management from Boston University.
Our Board of Directors selected Mr. Prosky to serve as a director because he is our Chief Executive Officer and President and his primary focus has been on the acquisition and operation of healthcare and healthcare-related properties. He has significant knowledge of, and relationships within, the real estate and healthcare industries, due in part to the 14 years he worked at HCP, Inc. and American Healthcare Properties. Our Board of Directors believes that his executive experience in the real estate industry coupled with his deep knowledge of our company’s strategies and operations bring strong financial and operational expertise to our Board of Directors.
Mathieu B. Streiff, age 49, has served as a member of our Board of Directors since October 2021. Prior to that, he served as our Executive Vice President from August 2022 until December 2022, and as our Chief Operating Officer from October 2021 until August 2022. Mr. Streiff also served as our Executive Vice President and General Counsel from January 2015 until October 2021. He was also one of the founders and owners of AHI Group Holdings. Mr. Streiff also was a founding principal and served as Managing Director from December 2014 until October 2021, and General Counsel from December 2014 to December 2019, of AHI. He also served as Executive Vice President, General Counsel of GAHR III from July 2013 until October 2021, having served as its Executive Vice President from January 2013 to July 2013. Mr. Streiff served as Executive Vice President, General Counsel of GAHR II from September 2013 to December 2014, having served as its Executive Vice President from January 2012 to September 2013. From March 2006 to 2011, Mr. Streiff also served in various capacities within the Grubb & Ellis organization, including General Counsel, Executive Vice President and Secretary of Grubb & Ellis from October 2010 to June 2011. From September 2002 until March 2006, Mr. Streiff was an associate in the real estate department of Latham & Watkins LLP in New York, New York. Additionally, from December 2015 to November 2022, Mr. Streiff has also served as a member of the board of directors of Trilogy. Mr. Streiff received a B.S. degree in Environmental Economics and Policy from the University of California, Berkeley and a J.D. degree from Columbia University Law School.
Our Board of Directors selected Mr. Streiff to serve as a director because he was our Chief Operating Officer and has significant operational and legal experience relevant to our business, including in the areas of asset management, negotiating and structuring healthcare real estate acquisitions, financings, disposition transactions, corporate finance and corporate governance. Additionally, Mr. Streiff has 18 years of experience in the real estate and healthcare industries and relationships with chief executives and other senior management at other real estate and healthcare companies. Our Board of Directors believes that his executive experience in the real estate industry coupled with his deep knowledge of our company’s strategies and operations bring valuable financial and operational expertise to our Board of Directors.
Scott A. Estes, age 53, has served as one of our independent directors and a member of the Audit Committee since August 2022 and as chairman of the Audit Committee since June 2023. Mr. Estes has also served as a member of the board of trustees and audit committee chairman of JBG Smith Properties, a NYSE-listed REIT, located in Bethesda, Maryland that owns, operates, invests in and develops a dynamic portfolio of mixed-use properties in the high growth and high barrier-to-entry submarkets in Washington, DC since June 2017. Having served as one of its independent directors since June 2018 and currently serving as a member of its audit and compensation committees, Mr. Estes has also served since December 2023 as Chairman of Essential Properties Realty Trust, a NYSE-listed REIT located in Princeton, New Jersey that acquires, owns and manages primarily single tenant properties. Previously, Mr. Estes served as Executive Vice President — Chief Financial Officer of Welltower Inc., or Welltower, a NYSE-listed, S&P 500 constituent REIT, located in Toledo, Ohio, focused on healthcare infrastructure, from January 2009 to October 2017. Mr. Estes also served as Senior Vice President and Chief Financial Officer of Welltower from March 2006 to January 2009 and as Vice President of Finance of Welltower from April 2003 to March 2006. During his tenure at Welltower, Mr. Estes was significantly involved in managing the capital allocation effort supporting that company’s rapid growth, with direct oversight of capital markets transactions, which raised over $14 billion of equity capital and $10 billion of unsecured debt capital. From 1994 to April 2003, Mr. Estes served in various financial analyst capacities at Deutsche Bank Securities, Bank of America Securities and Morgan Stanley. Mr. Estes received his B.A. degree in Economics in 1993 from the College of William and Mary.
Our Board of Directors selected Mr. Estes to serve as a director based on his financial and business expertise, particularly in his capacity as Chief Financial Officer of a large, NYSE-listed healthcare REIT. Our Board of Directors believes that his experience in the oversight of financial reporting, capital markets and capital raising, corporate finance and accounting, treasury, tax and audit functions, as well as his previous service on the board of directors of two other NYSE-listed REITs (particularly in his role as an audit committee chairman) and his qualifications to serve as our audit committee financial expert will bring value to us.

Brian J. Flornes, age 60, has served as one of our independent directors and a member of the Audit Committee since February 2016 and as the Nominating and Corporate Governance Committee chairman since October 2021. He also served as a member of our special committee from October 2020 to October 2021. Mr. Flornes served as the Chief Executive Officer of Vintage Senior Living, or Vintage, from June 2010 to September 2018, having co-founded the company in 1998 and served as its Co-Chief Executive Officer from inception to June 2010. Vintage, located in Newport Beach, California, owned and operated senior housing communities in California and Washington, specializing in independent senior living, assisted living and memory care services for Alzheimer’s and other dementia. Since February 2006, Mr. Flornes has been responsible for a direct joint-venture relationship with one of the nation’s largest pension funds, which has acquired 19 senior living communities and grown its net asset value to more than 2.5 times invested capital. Throughout his career, Mr. Flornes has directly contributed to the acquisition, development and financing of more than 8,000 units of senior living in 11 states. Mr. Flornes was a longstanding member of the American Senior Housing Association and also served on the board of the California Assisted Living Association. Mr. Flornes is a member of the World Presidents’ Organization. Mr. Flornes received a B.A. degree in Communication as well as an M.B.A. degree from Loyola Marymount University.
Our Board of Directors selected Mr. Flornes to serve as a director because of his particular experience with the acquisition, development, operation and financing of healthcare-related properties and senior housing communities. He has significant knowledge of, and relationships within, the real estate and healthcare industries, due in part to his 30 years of industry experience managing all aspects of senior living. Mr. Flornes’ vast real estate experience in senior living also enhances his ability to contribute insight on achieving our investment objectives. Our Board of Directors believes that this experience will bring valuable knowledge and operational expertise to our Board of Directors.
Dianne Hurley, age 61, has served as one of our independent directors and a member of the Audit Committee since February 2016. She has also served as chairwoman of the Compensation Committee since June 2023, having been a member of such committee since October 2021. Ms. Hurley also served as the chairwoman of the Audit Committee from February 2016 to June 2023 and as our special committee chairwoman from October 2020 to October 2021. Ms. Hurley has also served as an independent director, audit committee chairwoman and member of the nominating and corporate governance committee of AG Mortgage Investment Trust, a publicly traded residential mortgage REIT located in New York, New York, since December 2020. Prior to that, Ms. Hurley was an independent director and audit committee chairwoman of CC Real Estate Income Fund located in New York, New York, from March 2016 until its liquidation in August of 2020, and an independent director and nominating and corporate governance committee member of NorthStar Realty Europe, located in New York, New York, from August 2016 until its sale in October of 2019, and an independent director and audit committee member of NorthStar/RXR New York Metro Income, Inc. located in New York, New York, from February 2015 until December 2018. Ms. Hurley has been an operations, finance and human capital management c-suite consultant in the real estate, asset management and education sectors since 2015. In addition, from April 2022 until July 2023, Ms. Hurley was a Managing Director at Glocap Search, LLC, from May 2020 until April 2022, she was the Chief Financial and Operations Officer of Moravian Academy, and from March 2017 until July 2020, she was the Chief Administrative Officer of A&E Real Estate. From September 2009 to November 2011, Ms. Hurley served as the Chief Operating Officer, Global Distributions, at Credit Suisse Asset Management, and prior to that, Ms. Hurley served as the founding Chief Administrative Officer at TPG Axon Capital. Earlier in her career, Ms. Hurley worked in the real estate department at Goldman Sachs. Ms. Hurley holds a Bachelor of Arts from Harvard University in Cambridge, Massachusetts and a Master of Business Administration from the Yale School of Management, New Haven, Connecticut.
Our Board of Directors selected Ms. Hurley to serve as a director in part due to her financial expertise, particularly in the real estate industry. Our Board of Directors believes that her service on the board of directors of several REITs, as well as her finance, operations, regulatory and compliance experience, will bring valuable insight to us in her role as the Compensation Committee chairwoman. With her extensive background in real estate finance and real estate operations, Ms. Hurley brings valuable business skills to our board.
Marvin R. O’Quinn, age 72, has served as one of our independent directors and a member of the Compensation Committee since January 2023. Mr. O’Quinn has also served as the President and Chief Operations Officer of CommonSpirit Health located in Chicago, Illinois, between February 2019 and August 2023, where he spearheaded the growth and policy development of a health system resulting from the merger of Dignity Health and Catholic Health Initiatives that included 140 hospitals, approximately 150,000 employees and $30 billion in annual revenue. From January 2009 until February 2019, Mr. O’Quinn served as the Senior Executive Vice President and Chief Operating Officer of Dignity Health, a not-for-profit corporation located in San Francisco, California, that operated hospitals and ancillary care centers located in California, Arizona and Nevada. Mr. O’Quinn has also held executive and other key positions with New York Presbyterian Health System, as well as Providence Medical Center, Providence Milwaukie Hospital, Legacy Emanuel Hospital & Health Center, Willamette Falls Hospital, Valley Children’s Hospital and Harborview Medical Center. Also, until 2023, Mr. O’Quinn served as chairman of the board of directors for Dignity Health Global Education, headquartered in Phoenix, Arizona, and held appointments with First Initiatives Insurance, Ltd., a captive insurance company headquartered in Englewood, Colorado, that serves CommonSpirit Health, and he currently serves as an independent director of Premier, Inc., (NASDAQ: PINC), located in Charlotte, North Carolina, a Nasdaq-listed healthcare improvement company. Mr. O’Quinn holds a master’s degree in Health Administration and a bachelor’s degree in Science and Biology from the University of Washington.
Our Board of Directors selected Mr. O’Quinn to serve as a director due to his strong background in healthcare delivery systems and healthcare management and his vast understanding of the healthcare industry and extensive leadership experience throughout his more than 40-year career in the healthcare field. Additionally, our Board of Directors believes that Mr. O’Quinn’s service on the board of directors of a large NASDAQ-listed healthcare company brings valuable insight to us, particularly in his role on its Compensation Committee and Finance Committee. With his significant experience, Mr. O’Quinn brings valuable industry knowledge to our company.
Valerie Richardson, age 65, has served as one of our independent directors and a member of the Nominating and Corporate Governance Committee since January 2023 as well as a member of the Compensation Committee since June 2023. Ms. Richardson has also served as the Chief Operating Officer of the International Council of Shopping Centers, or ICSC, a professional trade organization serving the retail marketplaces industry, located in New York, New York since February 2021. She previously served as the Vice President of Real Estate for The Container Store, Inc., located in Coppell, Texas, where she led its real estate team for 20 years from September 2000 until February 2021. Before joining The Container Store, she also served as a real estate development executive for Ann Taylor, Inc., Barnes & Noble, Inc. and Trammell Crow Company. Additionally, since 2018, Ms. Richardson has also served as a member of the board of directors for Kimco Realty Corporation (NYSE: KIM), North America’s largest publicly traded owner and operator of open-air, grocery-anchored shopping and mixed-use centers, where she also serves as a member of its audit, executive compensation and nominating and corporate governance committees and serves as chairperson of its executive compensation committee. Since 2004, Ms. Richardson has been a member of the Board of Trustees of ICSC and was elected as ICSC Chairman for the 2018 to 2019 term and ICSC Vice-Chairperson for the 2017 to 2018 term. She also served on the Board of the ICSC Foundation from 2011 to 2019, and as a Trustee at Baylor Scott & White Medical Center – Plano from 2010 to 2016. Ms. Richardson earned an M.B.A. in Real Estate from the University of North Texas and a B.S. in Education from Texas State University.
Our Board of Directors selected Ms. Richardson to serve as director in part due to her over 40 years of experience in the retail real estate industry during which time she held various executive positions. Our Board of Directors believes that Ms. Richardson’s service on the board of directors of a large NYSE-listed REIT that owns and operates shopping centers brings valuable insight to us, particularly in her role on the Nominating and Corporate Governance Committee and the Compensation Committee. With her broad understanding of real estate strategy and perspective on industry best practices, Ms. Richardson contributes beneficial business knowledge and skills to our company.
Wilbur H. Smith III, age 52, has served as one of our independent directors since February 2016 and as a member of the Nominating and Corporate Governance Committee since October 2021. He also served as a member of our special committee from October 2020 to October 2021. Mr. Smith is the Chief Executive Officer, President and Founder of Greenlaw Partners, LLC, a full-service real estate development and operating company, and Greenlaw Management, Inc., a commercial property management company, or, collectively, Greenlaw, which are located in Irvine, California and which he founded in March 2003. Mr. Smith personally oversees all aspects of Greenlaw’s acquisition, operations and investment development/redevelopment programs. Since inception and under Mr. Smith’s leadership, Greenlaw has completed in excess of $10.0 billion in acquisitions and dispositions of 220 commercial real estate properties comprised of office, industrial, retail and multifamily assets, as well as land holdings. Prior to Greenlaw, Mr. Smith served as Vice President of Newport Beach-based Makar Properties from 1999 to 2003. Mr. Smith is an active member of Young Presidents Organization, or YPO, and currently serves on the board of the Orange County Gold Chapter. In addition, Mr. Smith is a founding member of Tiger21 Orange County Chapter, sits on the executive board of the University of Southern California Lusk Center for Real Estate and is the Vice Chair of the Board of Counselors of the University of Southern California Price School. Mr. Smith is a licensed California real estate broker and received a B.S. degree in Agriculture from California Polytechnic State University, San Luis Obispo, and earned a master’s degree in Real Estate Development from the University of Southern California.
Our Board of Directors selected Mr. Smith to serve as a director due to his vast experience in the acquisition, operations, investment and disposition of commercial real estate as well as his experience with a number of leading global institutions through joint ventures, matching acquisitions with the appropriate investment structures/channels. Mr. Smith’s experience in the commercial real estate industry, capital markets and real estate operations enhances his ability to contribute to our investment strategies and help us achieve our investment objectives. Our Board of Directors believes his executive experience in the real estate industry will bring strong financial and operational expertise to our Board of Directors.

Vote Required
The nine director nominees receiving a plurality of the votes cast at a meeting at which a quorum is present will be elected. For purposes of the proposal to elect the director nominees, abstentions and broker non-votes will count toward the presence of a quorum but will have no impact on the proposal. A properly executed proxy card, or instruction by telephone or the Internet, indicating “FOR” a nominee will be considered a vote in favor of the proposal to elect the director nominee to which it applies. A properly executed proxy card, or instruction by telephone or the Internet, indicating “WITHHOLD” will be considered a vote against the director nominee to which it applies.
Our Board of Directors recommends a vote FOR each of the nominees for election as directors.

EXECUTIVE OFFICERS
Information regarding our executive officers is set forth below. Each of our executive officers has stated that there is no arrangement or understanding of any kind between him or her and any other person relating to his or her appointment as an executive officer.
For biographical information regarding Mr. Prosky, our Chief Executive Officer and President, see “Proposal for Election of Directors — Information about Director Nominees” above.
Brian S. Peay, age 59, has served our Chief Financial Officer since June 2016. He also served as Executive Vice President and Chief Financial Officer of AHI and as Chief Financial Officer of GAHR III from June 2016 until October 2021. Mr. Peay served as Chief Financial Officer of Veritas Investments, Inc., located in San Francisco, California, one of the largest owners and operators of rent-controlled apartments in the San Francisco Bay Area, from September 2015 to May 2016, where he was responsible for the financial planning, corporate budgeting, tax structuring and management of the accounting function of the company. Mr. Peay previously served as Vice President Finance & Sales Ops of MobileIron, Inc., located in Mountain View, California, a leader in security and management for mobile devices, applications and documents, from October 2013 to September 2015. Mr. Peay served as Chief Financial Officer of Glenborough, LLC from November 2005 to March 2012, and prior to its purchase by Morgan Stanley Real Estate Fund V, Mr. Peay also previously served in executive capacities including Chief Financial Officer, SVP — Joint Ventures (Business Development), Chief Accounting Officer and VP Finance with Glenborough Realty Trust, Inc., a real estate investment and management company focused on the acquisition, management and leasing of high quality commercial properties, from November 1997 to November 2005, where he was responsible for the finance, accounting and reporting, risk management, information technology and human resource functions of the company. Prior to November 1997, Mr. Peay served as Chief Financial Officer & Director of Research at Cliffwood Partners, L.P. and as Manager at Kenneth Leventhal & Co. Mr. Peay received a B.S. degree in Business Economics from the University of California, Santa Barbara. Mr. Peay became a Certified Public Accountant in the State of California in 1992; his current status is not practicing.
Gabriel M. Willhite, age 43, has served as our Chief Operating Officer since August 2022. Prior to that, he served as our Executive Vice President, General Counsel from October 2021 until August 2022 and Assistant General Counsel — Transactions from January 2020 until October 2021. He also served as Executive Vice President, General Counsel of AHI from January 2020 until October 2021 and prior to that served as Senior Vice President, Assistant General Counsel — Transactions of AHI since April 2016. Mr. Willhite also served as Assistant General Counsel — Transactions of GAHR III from January 2020 until October 2021. From November 2012 until April 2016, Mr. Willhite served as Legal Counsel for Sabal Financial Group, L.P., a real estate and finance company based in Newport Beach, California which was a subsidiary of Oaktree Capital Management, where he was responsible for overseeing portfolio acquisitions, financings, joint ventures, dispositions and strategic workout transactions. Prior to joining Sabal Financial Group, Mr. Willhite was an associate in the transactional practice group of Greenberg Traurig, LLP in Irvine, California. Additionally, since October 2020, Mr. Willhite has also served as a member of the board of directors of Trilogy, and as its chairman since August 2023. Mr. Willhite received a B.A. degree in Political Science and Communication from the University of Southern California and a J.D. degree from University of Minnesota Law School. He is a member of the California State Bar Association.

Stefan K.L. Oh, age 53, has served as our Chief Investment Officer since March 2023, having previously served as our Executive Vice President, Head of Acquisitions from October 2021 to March 2023, as our Executive Vice President of Acquisitions from October 2015 to October 2021, and as our Senior Vice President of Acquisitions from January 2015 to October 2015. Mr. Oh also served as Executive Vice President, Acquisitions of GAHR III from October 2015 to October 2021, having previously served as its Senior Vice President, Acquisitions since January 2013. Mr. Oh has also served as Executive Vice President, Acquisitions of AHI from October 2015 to October 2021, having previously served as its Senior Vice President, Acquisitions since December 2014. Mr. Oh also served as Senior Vice President — Acquisitions of GAHR II from January 2009 to December 2014 and as Senior Vice President, Acquisitions of AHI Group Holdings from January 2012 to December 2014. Mr. Oh also led healthcare real estate acquisitions for investment entities within the Grubb & Ellis organization from June 2007 to 2012. Prior to June 2007, Mr. Oh worked for HCP, Inc., now known as Healthpeak Properties, Inc. (NYSE: DOC), as well as Ernst & Young LLP. Mr. Oh received a B.S. degree in Accounting from Pepperdine University and is a Certified Public Accountant in the State of California (inactive).

Mark E. Foster, age 51, has served as our Executive Vice President, General Counsel since August 2022 and as our Secretary since February 2023. Prior to that, Mr. Foster was a partner in the commercial real estate practice group at Snell & Wilmer, L.L.P., located in Costa Mesa, California from September 2016 until July 2022. From June 2012 until September 2016, Mr. Foster served as Vice President, General Counsel and Corporate Secretary to Sabal Financial Group, L.P. based in

Newport Beach, California, which was a subsidiary of Oaktree Capital Management, where he was responsible for all legal matters related to the company’s management of over $6 billion in real estate and debt assets. Prior to June 2012, Mr. Foster served as in-house counsel for Rockefeller Group Development Corporation and Toll Brothers, Inc. (NYSE: TOL) and as an associate in the real estate group of Allen Matkins, LLP. Mr. Foster received a B.A. degree in International Relations, Political Science and Economics from the University of Southern California, and a J.D. degree from the University of Southern California, Gould School of Law.

OTHER KEY OFFICERS
Information regarding our other key non-executive officers is set forth below. Our other key non-executive officers have stated that there is no arrangement or understanding of any kind between them and any other person relating to their appointment as key non-executive officers.
Kenny Lin, age 48, has served as our Executive Vice President, Chief Accounting Officer and Deputy Chief Financial Officer since March 2023, having previously served as our Executive Vice President, Accounting & Finance from October 2021 to March 2023 and as our Vice President, Accounting & Finance from September 2020 to October 2021. He also served as Executive Vice President, Accounting & Finance of American Healthcare Investors from February 2020 to October 2021, and prior to that served as Senior Vice President, Accounting & Finance, Vice President, Accounting & Finance and Director, Accounting & Finance of American Healthcare Investors since November 2016, March 2014 and November 2012, respectively. Mr. Lin also served as Vice President, Accounting & Finance of GAHR III from September 2020 to October 2021. Mr. Lin previously served as Chief Financial Officer of Mobilitie, LLC, a privately-owned telecommunications infrastructure company based in Newport Beach, California, since 2012 and prior to that date, he served as Chief Accounting Officer and Director of Financial Reporting since October 2010 and April 2008, respectively, where he oversaw the accounting, taxation, financial reporting and human resources functions of the company. Prior to April 2008, Mr. Lin served in various financial accounting roles within publicly traded companies, including Grubb & Ellis Company, Johnson & Johnson, Bank of New York Mellon Corp. and STAAR Surgical Company. Mr. Lin received a B.S. degree in Accounting from California State University, Los Angeles and a Master’s degree in Accounting from the University of Southern California. Mr. Lin is a Certified Public Accountant in the State of California, and he is also a Certified Financial Planner and Certified Management Accountant.
Wendie Newman, age 61, has served as our Executive Vice President of Asset Management since October 2021, having previously served as our Vice President of Asset Management from June 2017 to October 2021. She has also served as Executive Vice President of Asset Management of American Healthcare Investors from December 2016 to October 2021. Ms. Newman also served as Vice President of Asset Management of GAHR III from June 2017 to October 2021. Ms. Newman previously served as Senior Vice President of Lillibridge Healthcare Services, located in Chicago, Illinois, a wholly-owned subsidiary of Ventas, Inc., or Ventas, one of the leading publicly traded REITs, from June 2011 to November 2016, where she was responsible for the financial performance of the medical office building assets within the western region portfolio. Prior to it being acquired by Ventas, Ms. Newman served as Senior Asset Manager of Nationwide Health Properties, a publicly traded REIT that invested in healthcare-related assets, from June 2008 to May 2011. Throughout her career, Ms. Newman has also served in various asset and property management roles with PM Realty Group, Sares Regis Group and CB Richard Ellis, Inc. Ms. Newman received a B.S. degree in Business Administration from the University of Southern California and an M.B.A. in Finance from California State University, Long Beach.
Ray Oborn, age 55, has served as our Executive Vice President of Asset Management since October 2021. He also served as Executive Vice President of Asset Management of American Healthcare Investors from October 2020 to October 2021. Mr. Oborn served as President of Cherrywood Pointe Investment, located in Minneapolis, Minnesota, from February 2017 to August 2020 where he was directly responsible for managing the firm’s senior housing portfolio and strategic growth initiatives. During that same period, Mr. Oborn also served as Executive Vice President of United Properties, the parent company of Cherrywood Pointe Investment, a real estate investment and development company also located in Minneapolis, Minnesota. Additionally, Mr. Oborn served as Senior Regional Vice President of operations for Brookdale Senior Living from December 2014 to February 2017, and in executive capacities with New Perspective Senior Living from April 2013 to October 2014 and with Silverado Senior Living from October 2010 to January 2013. Prior to Silverado, Mr. Oborn served as Senior Vice President of Operations for the western division and oversaw in excess of 70 communities in the Western US and Canada at Sunrise Senior Living, from January 2008 to September 2010. He began his career with ManorCare Health Services in 1995 as a licensed nursing home administrator. Mr. Oborn received a bachelor’s degree in behavioral science and health and an M.B.A. from the University of Utah.

Cora Lo, age 50, has served as our Senior Vice President, Associate General Counsel and Assistant Secretary since February 2023, having previously served as our Senior Vice President, Assistant General Counsel from October 2021 to February 2023 and our Secretary from January 2015 to February 2023. From December 2015 to October 2021, she also served as our Assistant General Counsel. Ms. Lo also served as Senior Vice President, Assistant General Counsel — Corporate of American Healthcare Investors from December 2015 to October 2021, having previously served as its Senior Vice President, Securities Counsel from December 2014 to December 2015. Ms. Lo also served as Assistant General Counsel of GAHR III from December 2015 to October 2021, and also served as its Secretary from January 2013 to October 2021. Ms. Lo served as Secretary of GAHR II from November 2010 to December 2014, having previously served as its Assistant Secretary from March 2009 to November 2010. Ms. Lo also served as Senior Vice President, Securities Counsel of AHI Group Holdings from January 2012 to December 2014. Ms. Lo served as Senior Corporate Counsel for Grubb & Ellis from December 2007 to January 2012 and in similar capacities within the Grubb & Ellis organization and its sponsored SEC-reporting investment entities since 2005. From September 2002 to December 2005, Ms. Lo served as General Counsel of I/OMagic Corporation, a publicly traded company, and, prior to that, served as an attorney in private practice, representing public and private company clients in all areas of corporate and securities law. Ms. Lo received a B.A. degree in Political Science from University of California, Los Angeles and received a J.D. degree from Boston University. Ms. Lo is a member of the California State Bar Association.

CORPORATE GOVERNANCE
Director Attendance at Meetings of the Board of Directors
Our Board of Directors held six meetings during the fiscal year ended December 31, 2023. Each of our incumbent directors attended at least 75.0% of the aggregate number of meetings of our Board of Directors held during the period for which he or she served as a director and of the aggregate number of meetings held by all committees of our Board of Directors on which he or she served during the periods in which he or she served.
Director Attendance at Annual Meetings of the Stockholders
Although we have no policy with regard to attendance by the members of our Board of Directors at our annual meetings, we invite and encourage the members of our Board of Directors to attend our annual meetings to foster communication between stockholders and our Board of Directors. Each of the members of our Board of Directors at the time attended our most recent annual meeting of stockholders.
Communication with the Board of Directors
Any stockholder who desires to contact members of our Board of Directors, or a specified committee of our Board of Directors, may do so by writing to: American Healthcare REIT, Inc., Board of Directors, 18191 Von Karman Avenue, Suite 300, Irvine, California 92612, Attention: Secretary. Communications received will be distributed by our Secretary to such member or members of our Board of Directors as deemed appropriate by our Secretary, depending on the facts and circumstances outlined in the communication received. For example, if any questions regarding accounting, internal controls and auditing matters are received, they will be forwarded by our Secretary to the Audit Committee for review. Additionally, any other interested parties who desire to contact members of our Board of Directors may do so in writing to: Jeffrey T. Hanson, Non-Executive Chairman of the Board of Directors, 18191 Von Karman Avenue, Suite 300, Irvine, California 92612.
Director Independence
Under the listing standards of the NYSE, at least a majority of our directors are required to qualify as “independent” as affirmatively determined by our Board of Directors. After review of all relevant transactions or relationships between each director, or any of his or her family members, and American Healthcare REIT, our senior management and our independent registered public accounting firm, our Board of Directors has determined that Messrs. Estes, Flornes, O’Quinn and Smith, and Mses. Hurley and Richardson, who comprise a majority of our Board of Directors, meet the current independence and qualifications requirements of the NYSE. Our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee members also qualify as independent under the NYSE rules applicable to audit committee, compensation committee and nominating and corporate governance committee members.
Board of Directors Leadership Structure
Jeffrey T. Hanson has served as our non-executive Chairman of the Board of Directors since June 2022. From October 2021 to June 2022, he served as our Executive Chairman of the Board of Directors. Mr. Hanson also served as our Chief Executive Officer and Chairman of the Board of Directors from January 2015 to October 2021. Danny Prosky assumed the role of Chief Executive Officer and became a member of the Board of Directors in October 2021. Our independent directors believe this Board of Directors leadership structure is in the best interests of our stockholders as Mr. Hanson is uniquely positioned to lead the Board of Directors with his exceptional depth of knowledge about our company and the opportunities and challenges we face. As our former Chief Executive Officer, Mr. Hanson provides valuable industry and strategic perspective to our Board of Directors. Separating the roles of Chairman of the Board of Directors and Chief Executive Officer also allows our Chief Executive Officer to focus on managing our business and operations, while our Chairman of the Board of Directors focuses on board of directors matters, which we believe is especially important in light of the high level of regulation and scrutiny of public company boards of directors. Our Board of Directors retains the authority to modify this structure to best address our unique circumstances, and so advance the best interests of all stockholders, as and when appropriate.
In addition, although we do not have a lead independent director, our Board of Directors believes that the current structure is appropriate and that, for the reasons set forth below, its existing corporate governance practices achieve independent oversight and management accountability. Our governance practices provide for strong independent leadership, independent discussion among directors and for independent evaluation of, and communication with, many members of senior management. These governance practices are reflected in our Code of Business Conduct and Ethics, as amended, or our Code of Ethics, and our Corporate Governance Guidelines. Some of the relevant processes and other corporate governance practices include:
•A majority of our directors are independent directors. Each director is an equal participant in decisions made by our full Board of Directors.
•We have separate chairman of the Board of Directors and chief executive officer roles.
•Our non-management directors meet in regularly scheduled executive sessions without management, no less than one per year as required by the NYSE. Such executive sessions are presided by Mr. Hanson, a non-management director.
•An Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee comprised entirely of independent directors.
•Strategic and risk oversight by our Board of Directors and committees of our Board of Directors.
•The consideration of factors including diversity, age, skills, and such other factors as our Board of Directors deems appropriate given the current needs of our Board of Directors and our company, when appointing new directors.
•Each of our directors is elected annually by our stockholders.
•An annual Board of Directors and committee of the Board of Directors evaluation process.

Committees of our Board of Directors
Our Board of Directors has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The principal functions of each committee are briefly described below. Additionally, our Board of Directors may from time to time establish other committees to facilitate our Board of Directors’ oversight of management of the business and affairs of our company. Each committee’s charter, as well as our Corporate Governance Guidelines, is available on the Investor Relations—Corporate Governance section of our website at www.AmericanHealthcareREIT.com. The current chairs and members of each committee are set forth below.
Audit Committee. We have established an audit committee which currently consists of Ms. Hurley and Messrs. Estes and Flornes, all of whom are independent directors, with Mr. Estes serving as the chairman of the Audit Committee since June 2023. The Board of Directors has determined that Mr. Estes qualifies as an audit committee financial expert under applicable SEC rules. The Audit Committee held four meetings during the fiscal year ended December 31, 2023. Our audit committee’s primary function is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the stockholders and others, the system of internal controls which management has established, and the audit and financial reporting process. Among other responsibilities, the Audit Committee: (1) has direct responsibility for appointing and overseeing an independent registered public accounting firm registered with the Public Company Accounting Oversight Board, or PCAOB, to serve as our independent auditors; (2) oversees the work performed by our independent auditors; (3) reviews information from the independent auditors, concerning any relationship between the auditors and us or any other relationships that may adversely affect the independence of the auditors; (4) reviews the plans and results of the audit engagement with our independent registered public accounting firm; (5) approves audit and non-audit professional services (including the fees and terms thereof) provided by, and the independence of, our independent registered public accounting firm; and (6) consults with our independent registered public accounting firm regarding our cybersecurity-related risks and the adequacy of our internal controls. The Audit Committee also approves the audit committee report required by SEC regulations to be included in our annual proxy statement. Additionally, the Audit Committee oversees the investigation and handling of any concerns or complaints that arise under our whistleblower policy, which includes a third-party administered whistleblower hotline and dedicated email address to enable all interested parties, including our employees, to submit confidential complaints, concerns, unethical business practices, violations or suspected violations for any and all matters pertaining to accounting, internal control, or auditing, as well as potential violations of a law, rule, regulation, or our Code of Ethics. The Audit Committee oversees risk management relating to cybersecurity and internal controls as well. It reviews any cybersecurity risk exposures affecting us or any issues raised by the independent auditor or internal auditor relating to our information technology systems and reports to our Board regularly on information technology and cybersecurity matters within the scope of its charter. Pursuant to its charter, the Audit Committee will be composed solely of independent directors in accordance with the NYSE and SEC rules applicable to audit committee members.

Compensation Committee. We have established a compensation committee, which is currently comprised of Mr. O’Quinn and Mses. Hurley and Richardson, all of whom are independent directors, with Ms. Hurley serving as the chairman of the Compensation Committee since June 2023. The Compensation Committee held five meetings during the fiscal year ended December 31, 2023. The primary focus of our Compensation Committee is to assist our Board of Directors in fulfilling its responsibilities with respect to officer and director compensation. Our Compensation Committee assists our Board of Directors in this regard by: (1) reviewing and approving our corporate goals with respect to compensation of executive officers; (2) reviewing and acting on compensation levels and benefit plans for our executive officers; (3) recommending to our Board of Directors compensation for all non-employee directors, including Board of Directors and committee retainers, meeting fees and equity-based compensation; (4) administering and granting awards under the American Healthcare REIT, Inc. Second Amended and Restated 2015 Incentive Plan, or the 2015 Incentive Plan; and (5) setting the terms and conditions of such awards in accordance with the 2015 Incentive Plan. Our Compensation Committee fulfills these responsibilities in accordance with its charter and current laws, rules and regulations. Stock-based compensation plans will be administered by our Board of Directors if the members of our Compensation Committee do not qualify as “non-employee directors” within the meaning of the Securities Exchange Act of 1934, as amended, or the Exchange Act; however, our Board of Directors has determined that each member of our Compensation Committee is a “non-employee director” as defined in Rule 16b-3 under the Exchange Act. Our Compensation Committee is authorized to delegate responsibilities to subcomittees as appropriate to discharge its duties, including determining or recommending the amount or form of executive and director compensation, and it is also authorized to select, retain and obtain the advice of a compensation consultant as necessary to assist with the execution of its duties and responsibilities. Pursuant to its charter, the Compensation Committee will be composed solely of independent directors in accordance with the NYSE and SEC rules applicable to compensation committees.
Nominating and Corporate Governance Committee. We have established a nominating and corporate governance committee, which is currently comprised of Messrs. Flornes and Smith and Ms. Richardson, all of whom are independent directors, with Mr. Flornes serving as the chairman of the Nominating and Corporate Governance Committee since June 2023. The Nominating and Corporate Governance Committee held two meetings during the fiscal year ended December 31, 2023. Our Nominating and Corporate Governance Committee’s primary focus is to assist our Board of Directors in fulfilling its responsibilities with respect to director nominations, corporate governance, Board of Directors and committee evaluations and conflict resolutions. Our Nominating and Corporate Governance Committee assists our Board of Directors in this regard by: (1) identifying individuals qualified to serve on our Board of Directors, consistent with criteria approved by our Board of Directors, and recommending that our Board of Directors select a slate of director nominees for election by our stockholders at the annual meeting of our stockholders; (2) developing and implementing the process necessary to identify prospective members of our Board of Directors; (3) determining the advisability of retaining any search firm or consultant to assist in the identification and evaluation of candidates for membership on our Board of Directors; (4) overseeing an annual evaluation of our Board of Directors, each of the committees of our Board of Directors and management; (5) developing and recommending to our Board of Directors a set of corporate governance principles and policies; (6) periodically reviewing our corporate governance principles and policies and suggesting improvements thereto to our board; and (7) considering and acting on any conflicts-related matter required by our charter or otherwise permitted by Maryland law where the exercise of independent judgment by any of our directors, could reasonably be compromised, including approval of any transaction involving any of our affiliates. Our Nominating and Corporate Governance Committee fulfills these responsibilities primarily by carrying out the activities enumerated in its charter and in accordance with current laws, rules and regulations. Pursuant to its charter, the Nominating and Corporate Governance Committee will be composed solely of independent directors in accordance with the NYSE rules applicable to nominating and corporate governance committee members.
Corporate Governance
Pursuant to our Nominating and Corporate Governance Committee’s charter, our Nominating and Corporate Governance Committee developed and recommended a set of formal, written guidelines for corporate governance, or our Corporate Governance Guidelines, which were adopted by our full Board of Directors. We also adhere to what we believe to be industry-leading policies to ensure our management and employees are acting in a manner which protects the best interest of our stockholders. This includes our Code of Ethics, Whistleblower Policy, Insider Trading Policy, Clawback Policy, Regulation FD and Disclosure Policy, and Related Party Transactions Policy.
Our Nominating and Corporate Governance Committee also, from time to time, reviews our governance structures and procedures and suggests improvements thereto to our full Board of Directors. Such improvements, if adopted by the full Board of Directors, will be incorporated into our Corporate Governance Guidelines.

Periodic Evaluations
Our Nominating and Corporate Governance Committee conducts an annual evaluation of its own performance and oversees the annual evaluations of our Board of Directors, each of the other committees of our Board of Directors and management.
Conflicts of Interest
Our Nominating and Corporate Governance Committee considers and acts upon any conflicts of interest-related matter required by our charter or otherwise permitted by Maryland law where the exercise of independent judgment by any of our directors, who is not an independent director, could reasonably be compromised, including approval of any transaction involving our affiliates.
Director Nomination Procedures and Diversity
Our Nominating and Corporate Governance Committee, among other things, assists our Board of Directors in fulfilling its responsibilities with respect to director nominations. In selecting a qualified nominee for recommendation to our Board of Directors, the Nominating and Corporate Governance Committee considers such factors as it deems appropriate, which may include: the current composition of our Board of Directors; the range of talents of a nominee that would best complement those already represented on our Board of Directors; the extent to which a nominee would diversify our Board of Directors; a nominee’s standards of integrity, commitment and independence of thought and judgment; a nominee’s ability to represent the long-term interests of our stockholders as a whole; a nominee’s relevant expertise and experience upon which to be able to offer advice and guidance to management; a nominee who is accomplished in his or her respective field, with superior credentials and recognition; and the need for specialized expertise. While we do not have term limits for our Board of Directors or a formal refreshment policy, our Nominating and Corporate Governance Committee and Board of Directors regularly evaluate potential candidates and consider the potential benefits of adding new members to the Board of Directors.
While we do not have a formal diversity policy, we believe that the backgrounds and qualifications of our directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow our Board of Directors to fulfill its responsibilities. Accordingly, we actively seek out qualified candidates, including women and individuals from underrepresented communities, to include in the pool from which board of director nominees are chosen. Our Nominating and Corporate Governance Committee annually reviews our Board of Directors’ composition by evaluating whether our Board of Directors has the right mix of skills, experience and backgrounds. As part of such annual review process, our Nominating and Corporate Governance Committee reviews its own effectiveness in recommending director nominees with diverse backgrounds and experiences relative to any perceived needs in the composition of our Board of Directors.
While our full Board of Directors remains responsible for selecting its own nominees and recommending them for election by our stockholders, our Board of Directors has delegated the screening process necessary to identify qualified candidates to our Nominating and Corporate Governance Committee.
Our Nominating and Corporate Governance Committee annually reviews director suitability and the continuing composition of our Board of Directors; it then recommends director nominees who are voted on by our full Board of Directors. In recommending director nominees to our Board of Directors, our Nominating and Corporate Governance Committee considers candidates for membership on our Board of Directors recommended by its own members, other directors and management, as well as by our stockholders, provided such stockholder nominations for our Board of Directors meet the established director criteria. Notice of proposed stockholder nominations for our Board of Directors must be delivered in accordance with the requirements set forth in our bylaws and SEC Rule 14a-8 promulgated under the Exchange Act. Nominations must include all information relating to the proposed nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the proposed nominee as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, including the full name of the proposed nominee and a brief description of the proposed nominee’s business experience for at least the previous five years, as well as a representation that the nominating stockholder is a beneficial or record owner of our common stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. Nominations should be delivered to: American Healthcare REIT, Inc., Board of Directors, 18191 Von Karman Avenue, Suite 300, Irvine, California 92612, Attention: Secretary.
In evaluating the persons nominated as potential directors, our Nominating and Corporate Governance Committee will consider each candidate without regard to the source of the recommendation and take into account those factors that the Nominating and Corporate Governance Committee determines are relevant. Our Board of Directors, based on the recommendation of our Nominating and Corporate Governance Committee, selects the slate of directors to be nominated for election at the annual meeting of stockholders.
Corporate Responsibility - Environmental, Social, and Governance (ESG)
We are committed to conducting our business in a manner which benefits all of our stakeholders and ensures a lasting and positive impact from our operations. As a result, we measure our success not only by our ability to generate profits but also our ability to reduce our impact on the environment, affect positive social change in our community and conduct our operations in accordance with the highest ethical standards. To achieve this, we are developing a comprehensive environmental, social and corporate governance, or ESG, policy, which we will rigorously adhere to. Our Nominating and Corporate Governance Committee shall provide oversight and guidance to our Board of Directors regarding ESG trends and best practices. In particular, the Nominating and Corporate Governance Committee shall, as it deems appropriate, recommend changes to our company’s ESG practices as necessary to comply with existing legal requirements or emerging trends and best practices. Our Nominating and Corporate Governance Committee also shall periodically receive reports from management and our Sustainability & Corporate Responsibility Committee regarding our company’s ESG strategy, initiatives and policies. This ESG policy, which we intend to update regularly as applicable, is briefly summarized below and will be posted on our website, http://www.AmericanHealthcareREIT.com, and will contain more detailed information once available.
Environmental Responsibility
Protecting the environment and pursuing strong environmental initiatives are integral to our company’s business. Since we launched our ESG program in 2022, we have completed a materiality assessment in order to identify the most significant ESG issues that have an impact on our business operations, reputation in the communities we serve and long-term sustainability. Through the process of completing our materiality assessment, we endeavored to set our strategic focus, enhance stakeholder engagement and proactively manage potential risks related to the environment.
We strive to manage our operations in a way that minimizes our impact on the environment and promotes sustainability. At our headquarters, we leverage the latest technology to minimize our energy use, such as efficient and automated lighting systems, moderation and monitoring of heating and air conditioning, and recycling paper, plastics, metals and electronics. In addition, we encourage all of our employees to adopt sustainable best practices. For example, we promote the use of electronic communication over printing whenever possible and have implemented electronic approval systems. We have also introduced training programs focused on ESG awareness and best practices for our employees, ensuring that they are equipped with the knowledge and tools to integrate sustainability into their daily work routines.
Our corporate office in California is located in a Leadership in Energy and Environmental Design, or LEED, certified building. Within our portfolio, we have implemented energy efficiency measures across our properties, including light emitting diode, or LED, lighting upgrades, water conservation, installing smart thermostats and conducting energy audits to identify further opportunities for improvement. We work with tenants and property managers to implement energy efficiency initiatives wherever possible, which not only reduce our carbon footprint but also lead to cost savings for our tenants and property managers. Lastly, we follow a policy of monitoring our properties for the presence of hazardous or toxic substances.
In addition, we have established a Sustainability & Corporate Responsibility Committee that is chaired by our Chief Operating Officer and composed of a cross-functional team of our employees. The Sustainability & Corporate Responsibility Committee reports to, and is overseen by, our Nominating and Corporate Governance Committee.
Our ESG program will continue to evolve and mature, guided by our commitment to sustainability, social responsibility and ethical business practices. By embracing the principles of ESG, we hope to create long-term value for our stakeholders while contributing to a more sustainable and resilient future. Below are a few of our ESG goals for the coming years:
•Enhance monitoring and establishing a baseline. One of our priorities is to establish a baseline of energy consumption and intensity across our portfolio by implementing new policies to measure and monitor energy consumption and greenhouse gas emissions.
•Carbon reduction commitment. Building upon our initial energy efficiency efforts, we aim to set targets to reduce our carbon emissions across our operations. This will involve investing in renewable energy sources and continually monitoring and improving our environmental performance.

•Enhanced stakeholder engagement. We aspire to deepen our engagement with stakeholders, including tenants, operators, investors, employees and local communities, to understand their ESG priorities and incorporate their feedback into our decision-making processes. By fostering transparent communication and collaboration, we seek to build trust and create shared value for all stakeholders.
•Sustainable development practices. In line with our commitment to responsible development, we have begun integrating and plan to expand sustainable design principles into our new construction projects and renovations. This includes prioritizing green building certifications, incorporating green spaces and amenities and implementing water conservation measures to minimize our environmental impact while creating spaces that enhance quality of life for occupants.
People
We believe our employees are our greatest asset, and we pride ourselves on the diversity they bring to our firm. Because of this, we have implemented a number of programs to foster not only their professional growth but also their growth as global citizens. All of our employees are provided with a comprehensive benefits and wellness package which may include high-quality medical, dental and vision insurance, life insurance, 401(k) matching, long-term incentive plans, educational grants, fitness programs and much more.
We also feel that one of the keys to our success is our ability to benefit from a wide range of opinions and experiences. We believe the best way to accomplish this is through promoting racial, gender and generational diversity across all layers of our organization. As of August 28, 2024, 71.3% of our employees were minorities, and 55.7% were female. Generationally, our organization was composed of 12.2% Generation Z, 40.8% Millennials, 44.4% Generation X and 2.6% Baby Boomers.
To further assist us in establishing a work environment that promotes diversity, equality and inclusion for our employees, we have completed an assessment of our organization and created an action plan. We provided and will continue to provide diversity, equality and inclusion education and leadership training for executives. Additionally, as a part of our commitment to diversity, our Board of Directors and our Nominating and Corporate Governance Committee will continue to actively seek out qualified women and individuals from underrepresented communities as director nominees.
Furthermore, we recognize the importance of engaging with our local communities and have initiated partnerships with local organizations and charities to support initiatives such as affordable housing projects, community clean-up events and educational programs. By actively participating in community activities, we aim to foster positive relations in and contribute to the well-being of the areas in which we operate.
Health and Safety
As of August 28, 2024, we had approximately 115 employees.
We are committed to providing a safe and healthy workplace. We continuously strive to meet or exceed compliance with all laws, regulations and accepted practices pertaining to workplace safety. All employees and contractors are required to comply with established safety policies, standards and procedures. Our focus is on promoting employee health and safety and ensuring business continuity. As part of such efforts, we have maintained a telecommuting policy, providing our people with valued flexibility.
For our healthcare-related facilities operated pursuant to the REIT Investment Diversification and Empowerment Act of 2007, which is commonly referred to as a “RIDEA” structure, which include our senior housing operating properties, or SHOP, and integrated senior health campuses, we rely on each management company to attract and retain skilled personnel to provide services at our healthcare-related facilities.
Corporate Governance
We believe maintaining a rigorous corporate governance framework is essential to the success of our organization, and we pride ourselves on diligently adhering to policies and procedures that ensure transparency, accountability, oversight and risk minimization across all levels of American Healthcare REIT. This includes three committees of our Board of Directors, comprised solely of independent directors, which oversee a wide range of matters such as investment activities, executive compensation, ESG policies and any conflict of interest related matters.
We also adhere to what we believe to be industry-leading policies to ensure our management and employees are acting in a manner which protects the best interest of our stakeholders. This includes our Code of Ethics, Whistleblower

Policy, Insider Trading Policy, Corporate Governance Guidelines, Clawback Policy, Regulation FD and Disclosure Policy and Related Party Transactions Policy. For instance, our Corporate Governance Guidelines establishes minimum stock ownership requirements, which obligate our non-executive directors to own shares of our stock with a fair market value equal to at least three times his or her base annual cash retainer; our Chief Executive Officer to own shares of our stock with a fair market value equal to at least six times his or her base salary; and each of our executive officers above the level of senior vice president, other than the Chief Executive Officer, to own shares with a fair market value equal to at least three times his or her base salary. Each director or executive officer shall have five years from their appointment to comply with these minimum ownership requirements; however, each such director or executive officer is required to retain 50.0% of the net after-tax shares received upon vesting or exercise of his or her equity awards until their holding requirement is met. For purposes of these ownership requirements, shares of unvested restricted stock, restricted stock units and operating partnership units that vest solely based on the passage of time and continued service, and shares underlying earned but unvested performance-based restricted stock and performance-based restricted stock units will be considered “owned.” Shares underlying unearned performance-based restricted stock and performance-based restricted stock units and shares underlying unexercised options will not be considered “owned.” All of our directors and officers are currently in compliance with these guidelines, after taking into consideration the five-year transition period for our non-employee directors appointed in 2022 and 2023.
We have structured our corporate governance in a manner we believe closely aligns our interests with those of our stockholders. Notable features of our corporate governance structure include the following:
•we have a nine-member Board that is currently comprised of six independent directors;
•three of our independent directors joined our Board of Directors in recent years as part of strategic board refreshment: Scott A. Estes, former Chief Financial Officer of Welltower, Inc., who became a member of our Board of Directors in August 2022; Marvin R. O’Quinn, former Chief Operating Officer of CommonSpirit Health, who became a member of our Board of Directors in January 2023; and Valarie Richardson, current Chief Operating Officer of the International Council of Shopping Centers, who became a member of our Board of Directors in January 2023;
•our Board of Directors is not classified, each of our directors is subject to election annually and our charter provides that we may not elect to be subject to the provision of the Maryland General Corporation Law, or MGCL, that would permit us to classify our Board of Directors without stockholder approval;
•our Board of Directors has opted out of the business combination statute in the MGCL (provided that such business combination is first approved by our Board of Directors), and, pursuant to our bylaws, we have opted out of the control share acquisition statute in the MGCL;
•our Board of Directors has not adopted a stockholder rights plan and does not intend to adopt a stockholder rights plan in the future without (1) the approval of our stockholders or (2) seeking ratification from our stockholders within 12 months of adoption of the plan if our Board of Directors determines that it is in our best interests to adopt a rights plan without the delay of seeking prior stockholder approval;
•we have adopted corporate governance guidelines based on NYSE standards, which, amongst other requirements, set certain minimum stock ownership requirements for our directors and officers;
•none of our directors or stockholders (or their respective designees) have the right to be nominated to our Board of Directors;
•we have fully independent audit, compensation and nominating and corporate governance committees;
•achieving 33% diversity in our Board of Directors with respect to gender and ethnicity; and
•at least one of our directors qualifies as an “audit committee financial expert” under applicable SEC regulations and all members of the Audit Committee are financially literate in accordance with the NYSE listing rules and requirements.

Board of Directors Role in Risk Oversight
Our Board of Directors oversees our stockholders’ and other stakeholders’ interest in the long-term success of our business strategy and our overall financial strength.
Our Board of Directors is actively involved in overseeing risks associated with our business strategies and decisions. It does so, in part, through its oversight of our executive officers responsible for our real estate and real estate-related investments, acquisitions and dispositions and debt financing. Our Board of Directors is also responsible for overseeing risks related to corporate governance and the selection of nominees to our Board of Directors.
With respect to succession planning for our Chief Executive Officer, pursuant to our Corporate Governance Guidelines, our independent directors will meet with our Chief Executive Officer at least once a year to discuss his succession planning, and the independent directors will meet in executive session for further discussion thereafter. Our Chief Executive Officer shall have in place at all times a confidential written procedure for the timely and efficient transfer of his responsibilities in the event of his sudden incapacitation, death or departure, including recommendations for longer-term succession arrangements. Our Chief Executive Officer will review this procedure, as well as the potential succession arrangements for other key members of our senior management, periodically with the independent directors.
In addition, the Audit Committee meets regularly with our Chief Executive Officer, Chief Financial Officer, independent registered public accounting firm and legal counsel to discuss our major financial risk exposures, financial reporting, internal controls, credit and liquidity risk and compliance risk. The Audit Committee meets regularly in separate executive sessions with the independent registered public accounting firm, as well as with committee members only, to facilitate a full and candid discussion of risk and other governance issues. The Audit Committee also oversees our management of risks relating to cybersecurity and internal controls. It reviews and discusses with management any issues raised by our independent auditor or internal auditor relating to the integrity and security of our information technology systems, the effectiveness of the systems’ support of business objectives and risk management with respect to internal controls and any risks relating to the foregoing. At least annually, the Audit Committee also reviews our cybersecurity risk exposures and the steps management has taken to monitor and control such exposures. To ensure that cybersecurity is an organization-wide effort, we provide at least annual cybersecurity training for all employees with network access and maintain a cybersecurity insurance policy. As of August 23, 2024, we have had no material cybersecurity-related incidents to report. For more information regarding our cybersecurity programs and governance, refer to the disclosure set forth in Item 1C, Cybersecurity in our Annual Report on Form 10-K for the year ended December 31, 2023.
The Compensation Committee oversees, among other things, the assessment and management of risks related to our incentive compensation plans and equity-based incentive plan and whether our incentive compensation arrangements encourage excessive risk taking. With the recommendation of the Compensation Committee, we approved, effective upon the listing of our common stock on the NYSE, a clawback policy to comply with NYSE listing standards and the SEC’s Exchange Act Rule 10-D-1. The clawback policy would require the repayment of incentive compensation paid or awarded to officers in certain cases if there is a financial restatement.
The Nominating and Corporate Governance Committee oversees the assessment and management of risks related to our governance structure, including our Board of Directors leadership structure, the identification of qualified directors and management succession. The Nominating and Corporate Governance Committee also oversees conflicts of interest and transactions between us and related parties, as well as our ESG risks and the periodic review of our corporate governance policies and guidelines.
Code of Business Conduct and Ethics
We have adopted our Code of Ethics, which contains general guidelines for conducting our business and is designed to help our directors, employees and independent consultants resolve ethical issues in an increasingly complex business environment. Our Code of Ethics applies to our officers, employees and all members of our Board of Directors. Our Code of Ethics covers topics including, but not limited to, conflicts of interest, fair dealing, confidentiality of information and compliance with laws and regulations. Stockholders may request a copy of our Code of Ethics, which will be provided without charge, by writing to: American Healthcare REIT, Inc., 18191 Von Karman Avenue, Suite 300, Irvine, California 92612, Attention: Secretary. Our Code of Ethics is also available in the Investor Relations – Corporate Governance section on our website, http://www.AmericanHealthcareREIT.com. If, in the future, we amend, modify or waive a provision in our Code of Ethics, we may, rather than filing a Current Report on Form 8-K, satisfy the disclosure requirement by posting such information on our website, as necessary.

COMPENSATION DISCUSSION AND ANALYSIS
Introduction
This Compensation Discussion and Analysis outlines the principles underlying our executive compensation policies and decisions as it relates to our named executive officers, or our NEOs. Our NEOs and their positions held for the year ended December 31, 2023 were:
•Danny Prosky – Chief Executive Officer and President
•Brian S. Peay – Chief Financial Officer
•Gabriel M. Willhite – Chief Operating Officer
•Stefan K.L. Oh – Chief Investment Officer
•Mark E. Foster – Executive Vice President, General Counsel and Secretary

2023 Performance Highlights
Portfolio
•As of December 31, 2023, our portfolio was composed of approximately $4.5 billion in healthcare real estate assets, based on aggregate contract purchase price, that includes 296 owned and/or operated properties, including completed development and expansion projects, or approximately 18.8 million square feet of gross leasable area. In addition, as of December 31, 2023, we also owned a real estate-related debt investment purchased for $60.4 million.

NHI Transaction
•In November 2023, we entered into a Membership Interest Purchase Agreement with subsidiaries of NorthStar Healthcare Income, Inc., or NHI, to obtain the option to purchase NHI’s 24.0% minority membership interest in Trilogy REIT Holdings, LLC. If we exercise the purchase option, we will own 100% of Trilogy REIT Holdings, LLC, which will in turn cause us to indirectly own 100% of Trilogy Investors, LLC, or Trilogy.

Portfolio Expansion	•Expanded our integrated senior health campuses portfolio by completing one campus acquisition and three lease buyouts for total consideration of $43.9 million, plus closing costs.
Dispositions	•Disposed approximately 16 outpatient medical facilities and six SHOP, generating approximately $195 million in gross proceeds.
Swap Agreement
•On December 21, 2023, we entered into a $200 million swap agreement relating to debt at our integrated senior health campuses portfolio, swapping SOFR for a fixed rate of 4.40% on its variable-rate debt. As of December 31, 2023, we were party to swap agreements hedging an aggregate of $750 million of our variable-rate debt.

Total Revenue	•Increased total revenue by 13.6%, from $1.64 billion for the year ended December 31, 2022, to $1.87 billion for the year ended December 31, 2023.
Occupancy	•Increased our occupancy for our integrated senior health campuses to 85.0% and our occupancy for our SHOP to 78.0%
Portfolio Same-Store NOI
•Increased our total portfolio same-store net operating income, or Same-Store NOI, by 8.6% across our portfolio from $209.7 million to $227.7 million, highlighted by 27.2% and 14.0% of Same-Store NOI growth from our SHOP and integrated senior health campuses segments, respectively.

Public Offering
•Prepared and completed multiple filings with the SEC of our Registration Statement on Form S-11 in preparation for our underwritten public offering of 64.4 million shares of our common stock, or the 2024 Offering, and the listing of such common stock on the NYSE under the symbol “AHR” on February 7, 2024. Using the proceeds from the offering, we paid down approximately $721 million of our outstanding debt obligations carrying a weighted average interest rate of approximately 7.53%.

Changes in 2024
In connection with the 2024 Offering, we have taken measures to update our corporate governance to more closely align our interests as an NYSE-listed company with those of our stockholders. Notable measures include:

☑	adopting corporate governance guidelines based on NYSE standards which, amongst other requirements, set certain minimum stock ownership requirements for our directors and officers, as discussed in detail below
☑	adopting a clawback policy that requires the repayment of incentive compensation paid or awarded to officers in certain cases if there is a financial restatement
☑	amending our Insider Trading Compliance Policy to provide for specific pre-approval procedures and trading windows for our employees, officers and directors
Additionally, as we continue to evolve and enhance our corporate governance measures in 2024, we have revised the 2024 equity-based compensation structure for our NEOs to provide that 50% of such compensation will be subject to performance-based vesting, using total shareholder return as a performance metric, and 50% will be subject to time-based vesting, compared to 25% subject to performance-based vesting and 75% subject to time-based vesting in 2023, illustrated as follows:

2023 Equity-Based Compensation Structure	→	2024 Equity-Based Compensation Structure
25% performance-based vesting 75% time-based vesting		50% performance-based vesting 50% time-based vesting
Overview of Our 2023 Compensation Program
Our Compensation Committee believes that our compensation program for executive officers is an important tool to:
•Attract, retain and motivate highly-skilled executives;
•Encourage management to balance short-term goals against longer-term objectives without incentivizing excessive risk-taking;
•Achieve an appropriate balance between risk and reward that does not incentivize excessive risk taking; and
•Align the interests of management and stockholders through the use of equity-based compensation.
Our Compensation Committee applied this philosophy in establishing each of the elements of executive compensation for the fiscal year ended December 31, 2023.

Our Compensation and Governance Practices & Policies
We believe the following practices and policies promote sound compensation and governance and are in the best interests of our stockholders and executives:

What We Do	What We Don’t Do
✓ Our Compensation Committee is comprised solely of independent directors	x We do not provide significant perquisites
✓ We utilize an independent compensation consultant	x We do not provide minimum guaranteed base salary increases
✓ Significant portion of total compensation is in the form of equity awards with long-term vesting	x We do not provide tax gross ups to our NEOs
✓ Significant portion of total compensation is based on performance and is not guaranteed	x We have a defined incentive program that does not allow for uncapped bonus payouts
✓ We enhance executive officer retention with time-based, multi-year vesting equity incentive awards	x We do not allow hedging or pledging of our securities
✓ We use multiple performance measures for cash bonuses and multi-year equity awards, which mitigates compensation-related risk	x We do not provide single-trigger change in control cash severance payments
Determining Compensation for Named Executive Officers
Role of Compensation Committee
Our Compensation Committee is comprised entirely of independent directors and operates under a written charter. Our Compensation Committee is responsible for determining compensation for all of our NEOs including evaluating compensation policies, approving target and actual compensation for executives and administering our equity incentive programs.
Role of Management
Our Chief Executive Officer plays an important role in setting compensation for our other executive officers by assisting our Compensation Committee in evaluating individual goals and objectives and developing compensation recommendations for NEOs other than himself. Final decisions on the design of the compensation program, including total compensation, are ultimately made by our Compensation Committee.
Role of Compensation Consultant
Our Compensation Committee is authorized to retain the services of a compensation consultant to be used to assist in the review and establishment of our compensation programs and related policies. For 2023 compensation, at the recommendation of management, our Compensation Committee retained Ferguson Partners Consulting, L.P., or FPC, as its independent compensation consultant to advise it on executive officer and director compensation. FPC did not provide any other services to us with respect to 2023 compensation. Our Compensation Committee believes that there are no conflicts of interest with respect to FPC’s services.
Results of 2023 Advisory Vote on Executive Compensation
At our 2023 Annual Meeting of Stockholders, we asked our stockholders to approve, on an advisory (non-binding) basis, the compensation paid to our named executive officers for the year ended December 31, 2022. Our stockholders showed support for our executive compensation program, with 86.0% of the votes cast approving the advisory resolution. The Compensation Committee did not make any changes to our company’s executive compensation program in response to the 2023 advisory vote on executive compensation.
Benchmarking and Peer Group Comparisons
The Compensation Committee reviews competitive compensation data from a select group of peer companies and broader survey sources. Although comparisons of compensation paid to our NEOs relative to compensation paid to similarly situated executives in the survey and by our peers assist the Compensation Committee in determining compensation, the Compensation Committee principally evaluates executive compensation based on corporate objectives and individual performance. Additionally, as part of its engagement, FPC provided our Compensation Committee with comparative market data on the overall compensation program for our executive officers based on an analysis of peer companies. In developing our peer group, our Compensation Committee took into consideration the following characteristics:
•Portfolio size;
•Market capitalization and total capitalization;
•Asset class of portfolio; and
•Pre-listing history (emergence from non-listed REIT market to listed REIT market)
2023 Executive Compensation Peer Group
The table set forth below identifies the companies in the peer group used for 2023, which our Compensation Committee considered as part of its analysis in setting compensation for our executive officers.

Brandywine Realty Trust	Highwoods Properties, Inc.	Piedmont Office Realty Trust, Inc.
CareTrust REIT, Inc.	LTC Properties, Inc.	Retail Opportunity Investments Corp.
Global Medical REIT Inc.	National Health Investors, Inc.	Sabra Health Care REIT, Inc.
Peakstone Realty Trust*	Orion Office REIT, Inc.	Sila Realty Trust, Inc.
Healthcare Realty Trust Incorporated	Physicians Realty Trust**	SmartStop Self Storage REIT, Inc.
*Formerly Griffin Realty Trust, Inc.
** Physicians Realty Trust has since been acquired by Healthpeak Properties, Inc.
Alignment of Pay and Performance
We maintain a target compensation program that is designed to appropriately align the compensation of our executives with performance. For 2023, approximately 78.6% of our Chief Executive Officer’s target pay was performance-based/at risk, and approximately 70.2% of target pay for the remaining NEOs was performance-based/at risk. The pay mix of our executives for 2023 is shown below:

Elements of Compensation
For 2023, our executive compensation program for our NEOs consisted of base salary, a short-term incentive cash bonus and long-term equity incentive awards. The material components of our 2023 executive compensation program are summarized in the following chart:

Base Salary	Fixed level of competitive base pay to attract and retain executive talent, generally based on scope and complexity of role and responsibilities
Short-Term Incentive Program
Designed to reward our NEOs for the achievement of annual corporate performance goals and individual performance goals
•Includes 70% (varies by executive officer) of objectively evaluated metrics for corporate performance
•Includes 30% (varies by executive officer) of subjectively evaluated strategic goals and individual performance

Long-Term Incentive Program	Awarded to encourage retention and alignment with our long-term growth and performance that maximizes stockholder value. 25% of total award is performance-based, and 75% is time-based, subject to the NEO’s continued employment or provision of services

Base Salary
We provide base salaries to our NEOs to compensate them for services rendered on a day-to-day basis. Base salary is also intended to attract and retain executive officers and is generally based on the scope and complexity of the role and responsibilities, experience, individual performance and contributions, and internal pay equity considerations, taking into account comparable company data provided by our compensation consultant and based upon our Compensation Committee’s understanding of compensation paid to similarly situated executives, adjusted as necessary to recruit or retain specific individuals. Our Compensation Committee seeks to target our NEOs’ base salaries at competitive levels to recognize professional growth, success and/or increased responsibilities. We believe that providing a competitive base salary relative to the companies with which we compete for executive talent is a necessary element of a compensation program that is designed to attract and retain talented and experienced executives. We also believe that attractive base salaries can motivate and reward our executive officers for their overall performance. Base salaries are reviewed annually by our Compensation Committee to assess if adjustments are necessary.
The base salaries for our NEOs for 2023 and 2022 are shown below.

Named Executive Officer	2023 Salary	2022 Salary		% Change
Danny Prosky	$750,000	$750,000		0%
Brian S. Peay	$475,000	$475,000		0%
Gabriel M. Willhite	$425,000	$425,000	(1)	0%
Stefan K.L. Oh	$400,000	$400,000		0%
Mark E. Foster	$360,000	$360,000		0%
___________
(1)    Reflects Mr. Willhite’s annualized base salary following his promotion in August 2022.
Short-Term Incentive Program (Cash Bonuses)
As part of our compensation program, our NEOs are entitled to receive an annual cash bonus within a specified range based on a percentage of their base salary. The following table sets forth the threshold, target and maximum bonus opportunities for each NEO, as a percentage of their base salary, under our annual cash bonus program used in determining 2023 awards:

Named Executive Officer	Threshold	Target	Maximum
Danny Prosky	50%	100%	150%
Brian S. Peay	50%	100%	150%
Gabriel M. Willhite	50%	100%	150%
Stefan K.L. Oh	37.5%	75%	112.5%
Mark E. Foster	32.5%	65%	97.5%
In determining the size of cash bonus awards, our Compensation Committee, in consultation with FPC, thoroughly reviews our corporate performance and the individual performance of the NEOs. For 2023, individual performance was evaluated subjectively by our Compensation Committee while corporate performance was evaluated objectively, with corporate performance being evaluated against pre-determined performance metrics and hurdles. For 2023, the objective performance metrics included our Adjusted EBITDA Growth (excluding grant income), our net debt to Adjusted EBITDA and our Same-Property NOI Growth (as defined below, and excluding grant income), as described further below. Our 2023 performance measures were selected based on a careful assessment of measures that we believe encourage profitable growth and increase shareholder value, while also motivating executives to perform at their highest levels despite interest rate volatility impacting the real estate markets. For 2023, corporate performance was weighted at 70%, and individual performance was weighted 30% for all of our NEOs.

The following table sets forth the performance metrics and goals approved by our Compensation Committee to determine corporate performance:

Metric	Weighting	Performance Hurdles			Actual 2023 Performance	Target Met
		Threshold (50% Payout)	Target (100% Payout)	Maximum (150% Payout)
Adjusted EBITDA Growth	40%	7.50%	8.50%	9.00%	14.20%	Maximum
Net Debt to Adjusted EBITDA	30%	9.10x	8.85x	8.60x	8.76x	Target
Same-Property NOI Growth	30%	3.00%	4.00%	5.00%	9.20%	Maximum

2023 Performance Metrics
Adjusted EBITDA Growth
•EBITDA is a non-generally accepted accounting principle, or GAAP, financial measure that is defined as earnings before interest, taxes, depreciation and amortization.
•Adjusted EBITDA is defined as EBITDA excluding the impact of gain or loss from unconsolidated entities, straight line rent and amortization of above/below market leases, stock-based compensation expense, business acquisition expenses, gain or loss on sales of real estate investments, unrealized foreign currency gain or loss, change in fair value of derivative financial instruments, impairment of real estate investments, impairment of intangible assets and goodwill and non-recurring one-time items.
•Adjusted EBITDA Growth is calculated as the percentage increase/(decrease) of current year Adjusted EBITDA less grant income over prior year’s Adjusted EBITDA less grant income.
•We use Adjusted EBITDA Growth to measure and assess our earnings growth on an unleveraged basis. Moreover, it is an important and closely followed measure of our performance by the investing community and our stockholders.

Net Debt to Adjusted EBITDA
•Net Debt is defined as our total long-term debt excluding operating lease liabilities, less cash and cash equivalents and restricted cash pertaining to debt.
•Adjusted EBITDA is defined as EBITDA excluding the impact of gain or loss from unconsolidated entities, straight line rent and amortization of above/below market leases, stock-based compensation expense, business acquisition expenses, gain or loss on sales of real estate investments, unrealized foreign currency gain or loss, change in fair value of derivative financial instruments, impairment of real estate investments, impairment of intangible assets and goodwill and non-recurring one-time items.
•We believe Net Debt to Adjusted EBITDA indicates the strength of our company’s balance sheet and reflects our ability to generate sufficient earnings to service our indebtedness over time.

Same-Property NOI Growth
•NOI is defined as net income (loss), computed in accordance with GAAP, generated from properties before general and administrative expenses, business acquisition expenses, depreciation and amortization, interest expense, gain or loss in fair value of derivative financial instruments, gain or loss on dispositions, impairment of real estate investments, impairment of intangible assets and goodwill, income or loss from unconsolidated entities, gain on re-measurement of previously held equity interest, foreign currency gain or loss, other income or expense, and income tax benefit or expense.
•Same-Property NOI is NOI from assets held by us for one year or more.

•Same-Property NOI Growth is calculated as the percentage increase/(decrease) of current year Same-Property NOI less grant income over prior year’s Same-Property NOI less grant income.
•We consider Same-Property NOI Growth to be indicative of the organic growth embedded in our property portfolio, which ordinarily can be an important driver of property values. It also is a metric typically evaluated by investors and analysts and is used by many of our peers to evaluate operating performance.

To determine individual performance, our Compensation Committee took into consideration the following 2023 key accomplishments by our Named Executive Officers:

Named Executive Officer	Key Accomplishments
Danny Prosky
•Led our success in reaching or exceeding our targets for Adjusted EBITDA Growth, Same-Property NOI growth and leverage ratios.
•Implemented plans to achieve our overall strategic goals, focusing on maximizing the value of our real estate portfolio and ensuring that each department within our company has the talent and resources necessary to succeed.
•Committed substantial time and effort mentoring, grooming and improving our investment and asset management teams and processes to strategically sell selective properties at attractive capitalization rates, improve the overall quality of the portfolio, increase Same-Property NOI and maintain high occupancy rates in the portfolio.
•Served as a member of the Board of Directors of Trilogy, tasked with overseeing its continued recovery from the COVID-19 pandemic.
•Developed and maintained key external relationships with peers, material tenants, operators and other significant parties in the healthcare real estate space.
•Committed substantial time meeting with and developing relationships with potential institutional investors in order to enhance their exposure to our company in anticipation of raising institutional capital.

Brian S. Peay
•Implemented proactive measures to protect and enhance our company’s balance sheet, liquidity and financial flexibility to support its business objectives.
•2024 Offering Preparation
•Assisted in the preparation and review of multiple filings with the SEC of our Registration Statement on Form S-11 in preparation for the 2024 Offering, which closed on February 9, 2024.
•Led our efforts in preparing financial information and meeting with investment banking advisors and analysts, critical to execution of the 2024 Offering, resulting in the largest REIT public offering in connection with an exchange listing since 2018 (1).
•Participated in multiple rounds of testing-the-waters meetings, both in-person and virtually, with potential institutional investors.
•Improved our quarterly supplemental reporting package to be publicly filed with the SEC to support analysts’ and investors’ understanding of our business model and earnings.

•Recruited and hired a Vice President of Investor Relations and Capital Markets instrumental in our messaging to analyst and investor communities.
•Performed portfolio review meetings with each of our outpatient medical and long-term care asset management teams to understand key trends in the business and potential effects on earnings and cash flow.

Gabriel M. Willhite
•2024 Offering Preparation
•Contributed significantly to the preparation of our Registration Statement on Form S-11 filed with the SEC in connection with the 2024 Offering, resulting in the largest REIT public offering in connection with an exchange listing since 2018 (1).
•Led our efforts in preparing roadshow and testing-the-waters marketing materials in connection with the 2024 Offering.
•Met with investors providing background on our company and its growth prospects.
•Significant meetings with research analysts providing education on our company.
•Trilogy
•Was appointed to Chairman of the Board of Trilogy, our single largest investment.
•Oversaw performance and investments made through Trilogy which had 14.0% same-store NOI growth in 2023.
•Led negotiations securing a purchase option for the minority interest of Trilogy REIT Holdings, LLC owned by a joint venture partner in a highly flexible and complex structure that allows for flexibility around timing and consideration.
•Information Technology
•Oversaw the establishment of our cybersecurity committee and assumed the role of chairman of the committee.
•Oversaw the implementation of advancements in our cybersecurity protocols, including the development of our Cybersecurity Incident Management Plan.
•Human Resources
•Led the reorganization of the human resources department that included identifying and hiring a new head of human resources and a new head of payroll.
•Oversaw a significant improvement and advancements in human resources policies, including the first year of fully online performance reviews.
•Investment committee
•Served as a member of our investment committee that evaluates all significant company investments and dispositions.

Stefan K.L. Oh
•Assumed the position of Chief Investment Officer in March 2023.
•Enhanced Portfolio Quality: Led our investment and asset management teams in a strategic effort to enhance the overall quality of the portfolio through selective disposition of properties, contributing to better same-property NOI performance and EBITDA growth.

•Generated Sales Proceeds: Oversaw the sale of senior housing and outpatient medical buildings at attractive pricing, resulting in approximately $195 million in gross sales proceeds and enhancing our leverage metrics.
•Risk Management and Performance Optimization: Collaborated with the asset management teams to manage risk and optimize portfolio performance. This included operator realignment, leasing initiatives, and strategies to mitigate potential downside risks, including the conversion of two senior housing leased portfolios to SHOP.
•Investment Structuring: Actively participated in structuring and negotiating the purchase option for the minority-held investment interest of Trilogy.
•Stakeholder Relationships: Established and nurtured essential external connections with peers, tenants, operators, capital markets professionals, and other important stakeholders within the healthcare real estate industry.

Mark E. Foster
•Actively managed and reduced outside counsel legal expenses through fixed-fee arrangements, implementation of standard fee reductions and negotiation of legal fees where appropriate.
•Successfully reduced legal expenses by hiring a new corporate attorney to reduce the use of outside counsel on certain corporate, securities and transactional matters.
•Oversaw updates to various corporate forms to mitigate potential exposure to risk, reduce unanticipated expenses, and align economic incentives at the asset level.
•Provided legal support for human resource-related matters, including the transition of certain key personnel.
•Conducted a review and assessment of corporate policies and procedures to identify necessary updates or new policy implementation in anticipation of the 2024 Offering.
•Actively managed potential regulatory and compliance-related matters to minimize our risks.
•Direct involvement with respect to SEC filings related to the 2024 Offering.
•Worked closely with our business teams on strategic transactions, including: (i) an option to acquire the remaining interests in Trilogy REIT Holdings, LLC; (ii) the disposition of non-strategic assets; (iii) appointment of a receiver with respect to assets in Oregon; (iv) various financing transactions; (v) tenant lease restructurings and operational transitions, and (vi) other strategic corporate transactions.
•Oversaw and provided strategic input with respect to asset-based litigation and pending business disputes.

___________
(1)    Nareit. (2024) Historical IPOs. Retrieved from www.reit.com/data-research/reit-market-data/reit-capital-offerings.

Based on its assessment of our corporate performance and each NEO’s individual performance and respective weightings described above, our Compensation Committee approved cash bonuses for 2023 in the following amounts:

2023 Cash Bonus
Named Executive Officer	Payout	As a % of Target
Danny Prosky	$949,500	126.6%
Brian S. Peay	$601,350	126.6%
Gabriel M. Willhite	$538,050	126.6%
Stefan K.L. Oh	$379,800	126.6%
Mark E. Foster	$296,244	126.6%
Long-Term Incentive Program (Equity-Based Compensation)
As part of our compensation program, our NEOs are entitled to receive equity-based compensation. To encourage retention and alignment with our long-term growth and performance, 25% of such equity-based awards are provided in the form of restricted stock units (“RSUs”) subject to performance-based vesting, and the remaining 75% of such awards are RSUs subject only to time-based vesting restrictions.
Our NEOs received the following equity awards in 2023:

	Equity Awards
Named Executive Officer	Time-Based RSUs (#) (1)	Performance-Based RSUs (#) (2)	Aggregate Grant Date Value ($) (3)
Danny Prosky	47,771	15,923	1,999,991
Brian S. Peay	20,303	6,767	849,998
Gabe M. Willhite	20,303	6,767	849,998
Stefan K.L. Oh	9,554	3,185	400,005
Mark E. Foster	8,957	2,986	375,010
(1)    The number of time-based RSUs granted to the NEOs was determined based on the value of the equity awards determined by our Compensation Committee, divided by our estimated net asset value per share of Class T common stock of $31.40 available as of April 2023, rounded to the nearest whole share. These time-based RSUs vest in one-third annual increments, subject to each NEO’s continued service through the applicable vesting date.
(2)    The number of performance-based RSUs subject to the award was determined based on the value of the equity awards determined by our Compensation Committee, divided by our net asset value per share of our Class T common stock of $31.40 available as of April 2023, rounded to the nearest whole share.
(3)    Reflects the value of the NEOs’ respective equity award determined by the Compensation Committee based on market data, consultation with FPC, NEO responsibilities and historical compensation practices.
The performance-based RSUs will cliff vest in the first quarter of 2026 (subject to continuous employment or provision of services through that vesting date), with the amount of RSUs then vesting to be based on our normalized funds from operations attributable to controlling interest, or Normalized FFO, per share ranking over the three-year period ending December 31, 2025 versus a company peer group comprised of: CareTrust REIT, Inc., Healthcare Realty Trust Incorporated, LTC Properties Inc., National Health Investors, Inc., Physicians Realty Trust (which has been acquired by Healthpeak Properties, Inc.), Sabra Health Care REIT, Inc. and Omega Healthcare Investors, Inc., which peer group may be modified at the sole direction of our Board of Directors or Compensation Committee prior to the end of the three-year performance period to reflect changed circumstances such as the merger out of existence or significant portfolio modifications of such companies. Each NEO will vest into 50% of the RSUs subject to this grant if we achieve a “threshold” level of Normalized FFO per share, which is Normalized FFO-per-share performance that is 2.5% less than the peer group’s Normalized FFO-per-share performance (with no RSUs vesting if our Normalized FFO-per-share performance is worse than this amount); 100% of the RSUs if we achieve “target” performance, which is Normalized FFO-per-share performance equal to the peer group’s Normalized FFO-per-share performance; and 200% of the RSUs if we achieve “maximum” performance, which is Normalized FFO-per-share performance that is 2.5% or greater than the peer group’s Normalized FFO-per-share performance. There will be linear interpolation between Normalized FFO-per-share performance levels.

The following chart illustrates the terms of the 2023 performance-based awards to the NEOs:

25% of LTIP	Performance- Based Restricted Stock Units		Normalized FFO per share	Payout %
		Threshold	2.5% Less than Peer Group	50%
		Target	Equal to Peer Group	100%
		Maximum	2.5% Greater than Peer Group	200%
In 2023, the performance measure used for the long-term incentive program was Normalized FFO compared to modified FFO attributable to controlling interest, or Modified FFO, in 2022 to adopt a performance measure more closely aligned with that of our publicly listed REIT peers.
See “Executive Compensation Tables and Related Information – Outstanding Equity Awards at Fiscal Year-End December 31, 2023” and “Executive Compensation Tables and Related Information – 2023 Option Exercises and Stock Vested” for more information.
Risk Mitigation
Our executive compensation program is designed to achieve an appropriate balance between risk and reward that does not incentivize excessive risk-taking. Our Compensation Committee, in conjunction with FPC, conducts an annual risk assessment of our executive compensation program. As noted above, the Compensation Committee oversees, among other things, the assessment and management of risks related to our incentive compensation plans and equity-based incentive plan generally and whether our incentive compensation arrangements encourage excessive risk taking. We believe that our annual cash bonus program and equity compensation program contain appropriate risk mitigation factors, as summarized below:
•Balance of short-term and long-term incentives through annual cash bonuses and long-term equity compensation;
•A substantial portion of total compensation is in the form of long-term equity awards;
•A substantial portion of total compensation is based on achievement of performance objectives, through a combination of annual or multi-year performance. Furthermore, we incorporate both absolute and relative metrics by which to assess our performance;
•Three-year vesting based on continued service as of the vesting date; and
•Prohibition against hedging or pledging transactions.
Other Plans, Perquisites and Personal Benefits
Each of our NEOs is eligible to participate in our Executive Severance and Change in Control Plan, as described below, and in all of our compensatory and benefit plans on the same basis as our other employees. We provide an employer 50.0% matching contribution under our 401(k) profit sharing plan up to 5.0% of a participating employee’s contribution, including our NEO’s, taxable compensation, up to the Internal Revenue Service limitations for matching contributions.
Tax and Accounting Considerations
We have not provided or agreed to provide any of our executive officers or directors with a gross-up or other reimbursement for tax amounts they might pay pursuant to Section 4999 or Section 409A of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code. Sections 280G and 4999 of the Internal Revenue Code provide that executive officers, directors who hold significant stockholder interests and certain other service providers could be subject to significant additional taxes if they receive payments or benefits in connection with a change in control of our company that exceed certain limits, and that we or our successor could lose a deduction on the amounts subject to the additional taxes. Section 409A also imposes additional significant taxes on the individual in the event that an employee, director or service provider receives “deferred compensation” that does not meet the requirements of Section 409A.
Hedging Practices
Our Insider Trading Compliance Policy prohibits our directors and executive officers from entering into transactions that are designed as, or have the effect of, hedging or monetization transactions or similar arrangements with respect to our securities.

Compensation Committee Interlocks and Insider Participation
The Compensation Committee is currently composed of the independent directors listed as signatories to the below Compensation Committee Report. During 2023:
•none of our executive officers were a director of another entity where one of that entity’s executive officers served on our Compensation Committee;
•no member of our Compensation Committee was formerly an officer or employee of American Healthcare REIT or any of its subsidiaries;
•no member of our Compensation Committee entered into any transaction with American Healthcare REIT in which the amount involved exceeded $120,000;
•none of our executive officers served on the compensation committee of any entity where one of that entity’s executive officers served on our Compensation Committee; and
•none of our executive officers served on the compensation committee of another entity where one of that entity’s executive officers served as a director on our Board of Directors.
Option/SAR Grants in Last Fiscal Year
No option grants were made to our officers or directors for the year ended December 31, 2023.

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed with management the information required by Item 402(b) of Regulation S-K and contained in the Compensation Discussion and Analysis section of this proxy statement and, based on such review and discussions, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2023.
Submitted by the Compensation Committee
of the Board of Directors:
Dianne Hurley (Chairwoman)
Marvin R. O’Quinn
Valerie Richardson
The preceding “Compensation Committee Report” shall not be deemed soliciting material or to be filed with the SEC, nor shall any information in this report be incorporated by reference into any past or future filing under the Exchange Act or the Securities Act of 1933, as amended, except to the extent that American Healthcare REIT specifically incorporates it by reference into such filing.

EXECUTIVE COMPENSATION TABLES AND RELATED INFORMATION
2023 Summary Compensation Table
The following table sets forth a summary of all compensation earned, awarded or paid, as applicable, to our NEOs in the fiscal years ended December 31, 2023 and 2022 and to the extent required by SEC executive compensation disclosure rules, December 31, 2021.

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock awards ($)		Non-Equity Incentive Plan Compensation ($) (1)	All other compensation ($)		Total ($)
Danny Prosky Chief Executive Officer and President	2023	750,000	225,000	1,999,991	(2)	724,500	85,189	(3)	3,784,680
	2022	750,000	225,000	—		787,500	61,855		1,824,355
	2021	187,500	—	2,000,003		187,500	23,040		2,398,043
Brian S. Peay Chief Financial Officer	2023	475,000	142,500	849,998	(2)	458,850	58,601	(3)	1,984,949
	2022	475,000	142,500	—		498,750	51,011		1,167,261
	2021	118,750	—	1,387,555		118,750	24,423		1,649,478
Gabriel M. Willhite Chief Operating Officer (4)	2023	425,000	127,500	849,998	(2)	410,550	52,409	(3)	1,865,457
	2022	384,000	127,500	—		446,250	35,366		993,116
	2021	90,000	—	1,061,591		58,500	15,549		1,225,640
Stefan K.L. Oh Chief Investment Officer	2023	400,000	90,000	400,005	(2)	289,800	41,803	(3)	1,221,608
	2022	400,000	130,000	—		195,000	39,487		764,487
	2021	100,000	—	962,550		65,000	18,559		1,146,109
Mark E. Foster Executive Vice President, General Counsel and Secretary (5)	2023	360,000	70,200	375,010	(2)	226,044	17,265	(3)	1,048,519
	2022	135,000	70,200	156,248		245,700	4,261		611,409
	2021	—	—	—		—	—		—
(1)    Represents amount paid under the short-term incentive program for the fiscal years ended December 31, 2023, 2022 and 2021, with the portion in the Bonus column reflecting the individual component of the 2023 and 2022 short-term incentive program and the portion in the Non-Equity Incentive Compensation column representing the formulaic payout based on the achievement of pre-established performance goals. See “Compensation Discussion & Analysis – Elements of Compensation – Short-Term Incentive Program (Cash Bonuses)” for more information.
(2)     The time-based RSUs and performance-based RSUs were awarded and granted in April 2023 under the 2015 Incentive Plan. The performance-based RSUs are calculated assuming target achievement (the most probable outcome at the time of grant) of the underlying performance condition at the time of grant. Assuming maximum achievement of the underlying performance condition at the time of grant, the grant date fair value of the 2023 performance-based RSUs granted to the NEOs would be as follows: Mr. Prosky, $999,964; Mr. Peay, $424,968; Mr. Willhite, $424,968; Mr. Oh, $200,018; and Mr. Foster, $187,521. See “Compensation Discussion & Analysis — Elements of Compensation — Long-Term Incentive Program (Equity-Based Compensation)” for additional information regarding these awards.

(3)    Amounts in the “All other compensation” column consist of the following payments we paid to or on behalf of the NEOs:

Name	401(k) Contributions ($)	Distributions Paid on Awards ($)
Danny Prosky	7,979	77,210
Brian S. Peay	7,975	50,626
Gabriel M. Willhite	8,013	44,396
Stefan K.L. Oh	8,033	33,770
Mark E. Foster	7,242	10,023
(4)    Mr. Willhite transitioned from his position as Executive Vice President, General Counsel to Chief Operating Officer, effective August 1, 2022; therefore, the amount of Mr. Willhite’s 2022 salary is based on the two positions he held in 2022.
(5)    Mr. Foster was appointed as our Executive Vice President, General Counsel effective August 1, 2022; therefore, his 2022 salary is prorated, and he did not receive any compensation in 2021.
2023 Grants of Plan-Based Awards
The following table summarizes all grants of plan-based awards made to our NEOs in 2023.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All other stock awards: Number of shares of stock or units (#) (3)	Grant date fair value of stock and option awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Danny Prosky	—	78,750	525,000	787,500	—	—	—	—	—
	4/3/2023	—	—	—	—	—	—	47,771	1,500,009
	4/3/2023	—	—	—	7,962	15,923	31,846	—	499,982
Brian S. Peay	—	49,875	332,500	498,750	—	—	—	—	—
	4/3/2023	—	—	—	—	—	—	20,303	637,514
	4/3/2023	—	—	—	3,384	6,767	13,534	—	212,484
Gabriel M. Willhite	—	44,625	297,500	446,250	—	—	—	—	—
	4/3/2023	—	—	—	—	—	—	20,303	637,514
	4/3/2023	—	—	—	3,384	6,767	13,534	—	212,484
Stefan K.L. Oh	—	31,500	210,000	315,000	—	—	—	—	—
	4/3/2023	—	—	—	—	—	—	9,554	299,996
	4/3/2023	—	—	—	1,593	3,185	6,370	—	100,009
Mark E. Foster	—	24,570	163,800	245,700	—	—	—	—	—
	4/3/2023	—	—	—	—	—	—	8,957	281,250
	4/3/2023	—	—	—	1,493	2,986	5,972	—	93,760
(1)    Represents bonus opportunities for 2023 corporate performance under the short-term incentive program as approved by the Compensation Committee on April 3, 2023. The actual amount awarded will be based on the achievement of certain performance measures as described under “Short-Term Incentive Program (Cash Bonuses)” on page 25 of this proxy statement. The awards earned for such performance in 2023 were paid on March 15, 2024, as shown in the “Non-Equity Incentive Plan Compensation” column of the 2023 Summary Compensation Table on page 34. Excluded from these columns is the discretionary portion of the 2023 bonus program, which are reflected in the “Bonus” column in the 2023 Summary Compensation Table.
(2)    Represents performance-based RSUs that will cliff vest in the first quarter of 2026 (subject to continuous employment or provision of services through that vesting date), with the amount of RSUs then vesting to be based on our relative Normalized FFO per share ranking over the three-year period ending December 31, 2025 versus a company peer group. The grant date fair value was measured based on the achievement of Normalized FFO per share performance at the target level (the most probable outcome as of the grant date), multiplied by our estimated net asset value per share of Class T common stock in effect on the grant date of $31.40.

(3)    Represents time-based RSUs determined based on the value of the equity awards determined by the Compensation Committee, divided by our estimated net asset value per share of Class T common stock of $31.40 available as of April 2023, rounded to the nearest whole share. These time-based RSUs will vest in equal annual installments, with the first one-third installment vesting on April 3, 2024, the second one-third installment vesting on April 3, 2025 and the final one-third installment vesting on April 3, 2026 (subject to continuous employment or provision of services through each vesting date).
Outstanding Equity Awards at Fiscal Year-End December 31, 2023
The following table presents information about our NEOs’ outstanding equity awards as of December 31, 2023. The market value of such outstanding equity awards is based on our estimated net asset value per share of Class T common stock available as of December 31, 2023 of $31.40.

Name	Stock awards
	Number of shares or units of stock that have not vested (#) (1)	Market value of shares or units that have not vested ($) (1)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#) (2)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($) (2)
Danny Prosky	61,330	1,925,762	29,481	925,703
Brian S. Peay	42,675	1,339,995	11,851	372,121
Gabriel M. Willhite	41,462	1,301,907	9,309	292,303
Stefan K.L. Oh	29,045	912,013	5,388	169,183
Mark E. Foster	11,060	347,284	4,037	126,762
(1)    Represents (a) restricted shares of common stock that will vest in equal annual installments, with the first one-third installment vested on October 1, 2022, the second one-third installment vested on October 1, 2023 and the final one-third installment vesting on October 1, 2024 (Mr. Prosky, 13,559 restricted shares, Mr. Peay, 5,084 restricted shares, Mr. Willhite, 2,542 restricted shares, and Mr. Oh, 2,203 restricted shares) (subject to continuous employment or provision of services through each vesting date), except in the case of Mr. Foster as described below, (b) in the case of Messrs. Peay, Oh and Willhite, retention grants of restricted shares of common stock that will vest on October 4, 2024 (Mr. Peay, 17,288 restricted shares, Mr. Willhite, 18,617 restricted shares, and Mr. Oh, 17,288 restricted shares) (subject to continuous employment or provision of services through the vesting date), (c) in the case of Mr. Foster, restricted shares of common stock that will vest in three equal annual installments, with the first one-third installment vested on January 1, 2023, the second one-third installment vested on January 1, 2024 and the final one-third installment vesting on January 1, 2025 (2,103 restricted shares) (subject to continuous employment or provision of services through each vesting date), and (d) time-based RSUs that will vest in equal installments, with the first one-third installment vested on April 3, 2023, the second one-third installment vesting on April 3, 2024 and the final one-third installment vesting on April 3, 2025 (Mr. Prosky, 47,771 RSUs, Mr. Peay, 20,303 RSUs, Mr. Willhite, 20,303 RSUs, Mr. Oh, 9,554 RSUs, and Mr. Foster, 8,957 RSUs) (subject to continuous employment or provision of services through each vesting date).
(2)    Represents (a) performance-based RSUs that will cliff vest in the first quarter of 2025 (subject to continuous employment or provision of services through that vesting date), which RSUs are scheduled to vest based on our Modified FFO performance (Mr. Prosky, 13,558 RSUs, Mr. Peay, 5,084 RSUs, Mr. Willhite, 2,542 RSUs, Mr. Oh, 2,203 RSUs, and Mr. Foster, 1,051 RSUs), and (b) performance-based RSUs that will cliff vest in the first quarter of 2026 (subject to continuous employment or provision of services through that vesting date), which RSUs are scheduled to vest based on our Normalized FFO performance (Mr. Prosky, 15,923 RSUs, Mr. Peay, 6,767 RSUs, Mr. Willhite, 6,767 RSUs, Mr. Oh, 3,185 RSUs, and Mr. Foster, 2,986 RSUs). Because our Modified FFO and Normalized FFO performance for purposes of these awards is not calculable as of the date of this filing, we have assumed performance at the target performance level (100% payout level) for purposes of this table.

2023 Option Exercises and Stock Vested
The following table sets forth, for each of our NEOs, the number of shares of our common stock that vested in 2023 as well as the value of those shares upon vesting. The value realized upon vesting is based on the estimated net asset value per share of Class T common stock available at the time of vesting.

Name	Stock Awards
	Number of shares acquired on vesting (#)	Value realized on vesting ($)
Danny Prosky	13,557	425,690
Brian S. Peay	5,084	159,638
Gabriel M. Willhite	2,542	79,819
Stefan K.L. Oh	2,203	69,174
Mark E. Foster	1,051	39,055
Potential Payments Upon Termination or Change in Control
We adopted our Executive Severance and Change in Control Plan, or our severance plan, for the purpose of providing severance and change-of-control protections to certain key employees, including our NEOs. As described below, our severance plan provides our NEOs with, among other things, base salary, bonus and certain other payments at, following and/or in connection with certain terminations of employment or a change in control involving American Healthcare REIT. As used below, the terms “Cause,” “Change in Control,” “Disability” and “Good Reason” shall have the respective meanings set forth in our severance plan.
Termination Without Cause or Resignation for Good Reason
Under our severance plan, in the event a participant is terminated without Cause or resigns for Good Reason, such participant will be entitled to receive the following, including any accrued obligations entitled to such participant:
•a severance payment in an amount equal to (a) 2.0 if the participant is the Chief Executive Officer of American Healthcare REIT, 1.5 if the participant is the Executive Chairman, Chief Operating Officer, Chief Financial Officer, Head of Acquisitions/Chief Investment Officer, or General Counsel of American Healthcare REIT, or 1.0 if the participant holds another position; multiplied by (b) the sum of: (i) such participant’s base salary, plus (ii) such participant’s average cash bonus for the three most recent years completed prior to the termination, payable in equal installments in accordance with our normal payroll practices, commencing 60 days following the termination date;
•for a period of time ending on the earlier to occur of (i) the completion of the applicable severance period as provided in our severance plan, and (ii) the date on which the participant becomes eligible to receive healthcare coverage from a subsequent employer, medical coverage through our group medical plans pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or COBRA, at the same levels as would have applied if the participant’s employment had not been terminated or reimbursement of the cost of such medical coverage;
•any retention equity grants granted to the participant that are unvested as of the termination date shall vest and, if applicable, become exercisable and any other unvested restricted stock or other equity awards issued to the participant under the 2015 Incentive Plan or otherwise by us that are outstanding on the termination date and that vest solely based on the passage of time (each, a “Time-Based Award”) shall vest and become exercisable, if applicable, as to the number of shares subject to such award that would have vested over the 12-month period following the termination date had the participant remained employed; and
•any performance-based vesting award issued to the participant under the 2015 Incentive Plan or otherwise by us (each, a “Performance-Based Award”) that remains outstanding on the termination date shall remain outstanding and eligible to be earned following the completion of the performance period based on the actual achievement of applicable performance goals, and to the extent earned (if at all) shall vest on a pro rata basis based on the number of days the participant remained employed from the commencement of the performance period through the termination date.

Death or Disability
In the event that a participant’s employment is terminated due to death or Disability, such participant will be entitled to receive the following, including any accrued obligations entitled to such participant:
•an amount equal to 0.5 multiplied by such participant’s base salary, which amount shall be paid to the participant (or, if applicable, the participant’s beneficiary or to such participant’s estate, if a participant fails to make a beneficiary designation), in equal installments in accordance with our normal payroll practices for a period of six months after the termination date starting within 60 days following the termination date;
•the participant’s annual cash performance bonus for the year in which the termination date occurs, as determined by our Compensation Committee based on target performance for the performance period and pro-rated for the number of days from the performance period commencement to the termination date, payable at its normal time (but in no event later than March 15 of the year following the year in which the termination date occurs);
•all unvested Time-Based Awards shall vest and become exercisable, if applicable, as to the number of shares subject to such award that would have vested (and become exercisable) over the 12-month period following the termination date had the participant remained employed; and
•any Performance-Based Awards shall remain outstanding and eligible to be earned following the completion of the performance period based on the actual achievement of applicable performance goals and, to the extent earned (if at all), shall vest on a pro rata basis based on the number of days the participant remained employed from the commencement of the performance period through the termination date.
Change in Control without Termination
In the event a Change in Control occurs:
•any Time-Based Award that is then outstanding shall vest and, if applicable, become exercisable immediately prior to the Change in Control subject to the participant’s continued employment until immediately prior to such Change in Control; and
•any Performance-Based Award that is then outstanding and that is not continued, converted, assumed or replaced with a substantially similar award by us or a successor entity in connection with the Change in Control (in each case, such award being considered “Assumed”), shall vest and, if applicable, become exercisable immediately prior to the Change in Control based on actual achievement of the applicable performance goals through the date of the Change in Control, as determined in the sole discretion of our Compensation Committee prior to consummation of the Change in Control.
Change in Control Followed by Termination Without Cause or Resignation for Good Reason
In the event a Change in Control occurs and, during the period beginning on the date of the Change in Control and continuing through the twelve (12) month period following such Change in Control, a participant is terminated without Cause (other than by reason of the death or Disability of such participant) or a participant resigns for Good Reason, such participant shall be entitled to receive each of the following, including any accrued obligations entitled to such participant:
•a Change in Control severance payment, in an amount equal to (a) 2.5 if the participant is the Chief Executive Officer of American Healthcare REIT, or 2.0 if the participant is not the Chief Executive Officer of American Healthcare REIT, multiplied by (b) the sum of (i) the participant’s base salary; plus (ii) the participant’s average cash bonus for the three most recent years completed prior to the termination, which amount shall be paid to the participant in a lump sum within 60 days following the termination date;
•continuing medical coverage or a corresponding payment as described above under “Termination Without Cause or Resignation for Good Reason”; and
•any Performance-Based Award that was Assumed in connection with such Change in Control and that remains unvested on the termination date shall, to the extent such award remains subject to performance-based vesting as of the termination date, remain outstanding and eligible to be earned following the completion of the performance period based on the actual achievement of applicable performance goals, and to the extent earned (if at all) shall vest on a pro rata basis based on the number of days the participant remained employed from the commencement of the performance period through the termination date.

The following table presents the amount of compensation payable to each of our NEOs as if the triggering termination event described above and pursuant to our severance plan, or a change in control without a termination, had occurred on December 31, 2023.

Name	Benefit	Termination Without Cause or Resignation for Good Reason ($)	Death or Disability ($)	Change in Control without Termination ($) (2)	Termination Without Cause or Resignation for Good Reason within 12 months following Change in Control ($)
Danny Prosky	Severance Payment	3,308,000	1,324,500	—	4,135,000
	Medical Coverage (1)	60,543	15,136	—	75,679
	Accelerated Vesting of Time-Based Awards	925,735	925,735	1,925,762	1,925,762
	Accelerated or Continued Vesting of Performance- Based Awards	397,768	397,768	925,703	397,768
Brian S. Peay	Severance Payment	1,571,300	838,850	—	2,095,067
	Medical Coverage (1)	45,408	15,136	—	60,543
	Accelerated Vesting of Time-Based Awards	914,933	914,933	1,339,995	1,339,995
	Accelerated or Continued Vesting of Performance- Based Awards	155,377	155,377	372,121	155,377
Gabriel M. Willhite	Severance Payment	1,310,400	750,550	—	1,747,200
	Medical Coverage (1)	—	—	—	—
	Accelerated Vesting of Time-Based Awards	876,876	876,876	1,301,907	1,301,907
	Accelerated or Continued Vesting of Performance- Based Awards	104,127	104,127	292,303	104,127
Stefan K.L. Oh	Severance Payment	1,082,400	579,800	—	1,443,200
	Medical Coverage (1)	45,408	15,136	—	60,543
	Accelerated Vesting of Time-Based Awards	711,964	711,964	912,013	912,013
	Accelerated or Continued Vesting of Performance- Based Awards	69,303	69,303	169,183	69,303
Mark E. Foster	Severance Payment	999,108	476,244	—	1,332,144
	Medical Coverage (1)	32,464	10,821	—	43,285
	Accelerated Vesting of Time-Based Awards	126,730	126,730	347,284	347,284
	Accelerated or Continued Vesting of Performance- Based Awards	40,756	40,756	126,762	40,756

(1)    Represents the cost of medical insurance coverage for each NEO at the same annual level as in effect immediately preceding December 31, 2023 for a period of time equal to the applicable multiple set forth in our severance plan. Such amounts are paid in equal installments over an annual period equal to the respective severance multiple (i.e., 2.5 years, 2 years, 1.5 years or 1 year). A lesser amount may be due if the NEO becomes eligible to receive healthcare coverage from a subsequent employer.
(2)    Amounts in this column represent the value of accelerated vesting of time-based RSUs, and with respect to the performance-based RSUs, further assumes that such RSUs are not continued, converted, assumed or replaced in connection with the change in control.
Listing Equity Awards
Our board granted 625,926 shares of restricted common stock to our NEOs pursuant to the 2015 Incentive Plan upon completion of the 2024 Offering, or the Listing Equity Awards. The Listing Equity Awards vest ratably over four years and are subject to continuous service through the vesting dates.
CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, presented below is the ratio of annual total compensation of our Chief Executive Officer, or CEO, to the annual total compensation of our median employee (excluding our CEO). The ratio presented below is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Exchange Act.
To identify the “median employee” from our employee population, we determined the annual total compensation of each of our employees as of December 31, 2023 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K. We annualized base wages of any permanent employees who were employed for less than the full year or on unpaid leave during 2023, and we did not otherwise annualize or make any cost-of-living or other adjustments to employee compensation. Our employee population, including all full- and part-time employees, as of December 31, 2023 consisted of approximately 108 individuals, all of whom were located in the United States.
For 2023, our last completed fiscal year, annual total compensation as determined under Item 402 of Regulation S-K for our CEO was $3,784,680, as disclosed on page 34. The 2023 annual total compensation as determined under Item 402 of Regulation S-K for our median employee was $122,976. Based on this information, the ratio of our CEO's annual total compensation to our median employee's annual total compensation for fiscal year 2023 is 30.8 to 1. The SEC's rules for calculating the required pay ratio permit companies to use reasonable estimates and assumptions in their methodologies, and companies have different employee populations and compensation practices. As a result, pay ratios reported by other companies may not be comparable to the pay ratio reported above.

Pay v. Performance Table
The following table sets forth information regarding our company’s performance and the “compensation actually paid” to our Named Executive Officers, as calculated in accordance with SEC disclosure rules:

Year (1)	Summary Compensation Table Total for PEO ($)(2)	Compensation Actually Paid to PEO ($) (3)	Average Summary Compensation Table Total for Non- PEO Named Executive Officers ($) (2)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($) (3)	Value of Initial Fixed $100 Investment Based On: (4)		Net Loss ($)	Adjusted EBITDA (5)
					Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)
2023	3,784,680	2,972,331	1,530,133	1,236,182	N/A	N/A	(76,887,000)	280,890,000
2022	1,824,355	2,343,335	884,068	991,621	N/A	N/A	(73,383,000)	245,963,000
2021	2,398,043	2,398,043	1,235,471	1,235,471	N/A	N/A	(53,269,000)	32,368,000	(6)
(1)    The Principal Executive Officer, or PEO, for each of the applicable years was Danny Prosky. Mr. Hanson served as our Chief Executive Officer and Chairman of the Board of Directors from January 2015 until October 2021. However, Mr. Hanson only received compensation from us in 2021 for his role as Executive Chairman of the Board of Directors, a position he held from October 2021 until June 2022. The non-PEO NEOs for the applicable years were as follows:
•2023 and 2022: Brian S. Peay, Gabriel M. Willhite, Stefan K.L. Oh and Mark E. Foster.
•2021: Brian S. Peay, Jeffrey T. Hanson, Mathieu B. Streiff, Stefan K.L. Oh and Gabriel M. Willhite.
Compensation amounts for 2021 reflect compensation paid to our executive officers for the period from October 1, 2021 through December 31, 2021. Until October 1, 2021, our executive officers were officers of our former advisor and affiliates and were compensated by such entities for their services to us.
(2)    Amounts reported in this column represent (i) the total compensation reported in the Summary Compensation Table for the applicable period in the case of Mr. Prosky, and (ii) the average of the total compensation reported in the Summary Compensation Table for the applicable period for our NEOs for the applicable year other than the principal executive officer for such years. As noted above, for 2021, the amount included represents compensation received from us for the period from October 1, 2021 through December 31, 2023.
(3)    To calculate “Compensation Actually Paid,” adjustments were made to the amounts reported in the Summary Compensation Table for the applicable year. A reconciliation of the adjustments for Mr. Prosky and for the average of the other NEOs is set forth following the footnotes to this table.
(4)    There was no public market for our Class T common stock, and, thus, no total shareholder return value can be calculated for our company as of December 31, 2023.
(5)    As noted the “Compensation Discussion and Analysis” section above, Adjusted EBITDA represents a key component of our executive compensation program, with Adjusted EBITDA Growth representing 40% of the weighting of the corporate portion of the annual cash bonus program. Please see page 26 in the “Compensation Discussion and Analysis” for information regarding how we calculate Adjusted EBITDA for our incentive program.
(6)    Represents Adjusted EBITDA for the quarter ended December 31, 2021, since the annual Adjusted EBITDA amount could not be reasonably calculated due to the Merger on October 1, 2021.

Reconciliation of Compensation Actually Paid Adjustments

Year	Summary Compen- sation Table Total ($)(a)	Minus Change in Accumulated Benefits Under Defined Benefit and Actuarial Pension Plans ($)(b)	Plus Service Costs Under Defined Benefit and Actuarial Pension Plans ($)(c)	Minus Grant Date Fair Value of Stock Option and Stock Awards Granted in Fiscal Year ($)(d)	Plus Fair Value at Fiscal Year-End of Outstanding and Unvested Stock Option and Stock Awards Granted in Fiscal Year ($)(e)	Plus/ (Minus) Change in Fair Value of Outstanding and Unvested Stock Option and Stock Awards Granted in Prior Fiscal Years ($)(f)	Plus Fair Value at Vesting of Stock Option and Stock Awards Granted in Fiscal Year that Vested During Fiscal Year ($)(g)	Plus/ (Minus) Change in Fair Value as of Vesting Date of Option and Stock Awards Granted in Prior Years for which Applicable Vesting Conditions Were Satisfied During Fiscal Year ($)(h)	Minus Fair Value as of Prior Fiscal Year- End of Stock Option and Stock Awards Granted in Prior Fiscal Years that Failed to Meet Applicable Vesting Conditions During Fiscal Year ($)(i)	Equals Compensation Actually Paid ($)
PEO
2023	3,784,680	—	—	(1,999,991)	1,500,009	(234,279)	—	(78,088)	—	2,972,331
2022	1,824,355	—	—	—	—	515,184	—	3,796	—	2,343,335
2021	2,398,043	—	—	(2,000,003)	2,000,003	—	—	—	—	2,398,043
Other NEOs (Average) (j)
2023	1,530,133	—	—	(618,753)	464,069	(125,113)	—	(14,154)	—	1,236,182
2022	884,068	—	—	(39,062)	48,828	97,099	—	688	—	991,621
2021	1,235,471	—	—	(1,022,340)	1,022,340	—	—	—	—	1,235,471
(a)    Represents Total Compensation as reported in the Summary Compensation Table for the indicated fiscal year. With respect to the other NEOs, amounts shown represent averages.
(b)    Represents the aggregate change in the actuarial present value of the accumulated benefits under all defined benefit and actuarial pension plans reported in the Summary Compensation Table for the indicated fiscal year.
(c)    Represents the sum of the actuarial present value of the benefits under all defined benefit and actuarial pension plans attributable to services rendered during the indicated fiscal year, calculated using the same methodology as used in the Company’s financial statements under generally accepted accounting principles.
(d)    Represents the grant date fair value of the stock option and stock awards granted during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.
(e)    Represents the fair value as of the indicated fiscal year-end of the outstanding and unvested option awards and stock awards granted during such fiscal year, computed in accordance with the methodology used for financial reporting purposes.
(f)    Represents the change in fair value during the indicated fiscal year of each option award and stock award that was granted in a prior fiscal year and that remained outstanding and unvested as of the last day of the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes and, for awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year.
(g)    Represents the fair value at vesting of the option awards and stock awards that were granted and vested during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.
(h)    Represents the change in fair value, measured from the prior fiscal year-end to the vesting date, of each option award and stock award that was granted in a prior fiscal year and which vested during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.

(i)    Represents the fair value as of the last day of the prior fiscal year of the option award and stock awards that were granted in a prior fiscal year and which failed to meet the applicable vesting conditions in the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.
(j)    See footnote 1 above for the non-PEO NEOs included in the average for each year.
Description of Relationship between Executive Compensation Actually Paid and Company Performance
We are required to describe the relationship between the “Compensation Actually Paid,” or CAP, as calculated in accordance with the SEC disclosure rules, and various financial performance measures. As noted in the Compensation Discussion and Analysis, following the completion of our merger with Griffin-American Healthcare REIT III, Inc., or the Merger, and the acquisition of our external advisor in 2021, our executive officers were employed by us and, beginning October 1, 2021, were compensated under our executive compensation program pursuant to the terms of the executive officer’s respective offer letters. These executive officer letters included equity awards which were sized to include annual grants for 2022 for each of the then-serving NEOs. Because of the sizing of the equity awards to include the 2022 grants and the fact that each NEO who was with our company at the time of the Merger did not receive an equity grant in 2022, the “Compensation Actually Paid” does not appear to be directly aligned with the performance metrics described below due to the impact of these equity award grants on 2021 “Compensation Actually Paid.” Moreover, due to the Merger on October 1, 2021, we could only reasonably calculate Adjusted EBITDA for the three months ended December 31, 2021. Finally, as noted above, there was no public market for our Class T common stock, and, thus, no total shareholder return value can be calculated for our Company as of December 31, 2023. The charts below show Mr. Prosky’s and the average of our other NEOs’ pay compared to our net loss and Adjusted EBITDA (in millions):
________
* Represents Adjusted EBITDA for the three months ended December 31, 2021, as discussed above.

Performance Measures Used to Link Company Performance and Compensation Actually Paid to the NEOs
The following is a list of financial performance measures, which in our assessment represent the most important financial performance measures used by the Company to link compensation actually paid to the NEOs for 2023. Please see the “Compensation Discussion & Analysis” for a further description of the metrics used in our company’s executive compensation program.

•Adjusted EBITDA Growth
•Net Debt to Adjusted EBITDA
•Same-Property NOI Growth
•Normalized FFO per share

COMPENSATION OF DIRECTORS
Director Compensation
If a director is also one of our employees, we do not pay any additional compensation to that person for services rendered as a director. Our director compensation program is designed with the goals of attracting and retaining highly qualified individuals to serve as directors and to fairly compensate them for their time and efforts. In 2023, our Board of Directors reviewed and approved the director compensation program adjustments described below after considering input from FPC (as defined below), the independent compensation consultant retained by the Compensation Committee to advise on executive officer and director compensation. For the year ended December 31, 2023, our independent directors received the following forms of compensation:

Type of fee	2023 Amount

Annual Cash Retainer
•All non-employee directors	•$85,000 annually, paid quarterly
•Additional Audit Committee Chairperson fee	•$20,000 annually, paid quarterly
•Additional Audit Committee Member fee	•$5,000 annually, paid quarterly
•Additional Compensation Committee or Nominating and Corporate Governance Committee Chairperson fee	•$12,500 annually, paid quarterly
•Additional Non-Executive Chairman of the Board fee	•$100,000 annually, paid quarterly

Equity Compensation
•In connection with the initial election or subsequent re-election each year, each non-employee director receives an amount of restricted common stock pursuant to the 2015 Incentive Plan that fully vests one year from the date of grant, subject to their continued service as a non-employee director and prorated for their term of service
•Prior to June 15, 2023, $85,000 annually •Effective as of June 15, 2023, $95,000 annually

Other Compensation
•Reimbursement of out-of- pocket expenses incurred in connection with attendance at Board meetings or Board Committee meetings. Such reimbursement is paid monthly. Our independent directors do not receive other benefits from us.

The following table sets forth certain information with respect to our director compensation for the year ended December 31, 2023:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Jeffrey T. Hanson (4)	185,000	94,985	1,513	281,498
Danny Prosky (4)	—	—	—	—
Mathieu B. Streiff (4)	85,000	94,985	1,513	181,498
Scott A. Estes	100,000	94,985	3,595	198,580
Brian J. Flornes	102,500	94,985	16,856	214,341
Harold H. Greene (5)	51,250	82,738	11,651	145,639
Dianne Hurley	106,250	94,985	18,026	219,261
Marvin R. O’Quinn (6)	82,875	131,327	2,246	216,448
Valerie Richardson (6)	82,875	131,327	2,246	216,448
Gerald W. Robinson (5)	42,500	82,738	9,761	134,999
J. Grayson Sanders (5)	42,500	82,738	9,812	135,050
Wilbur H. Smith III	85,000	94,985	19,148	199,133

________
(1)    Amounts reported in this column represent the annual retainer fees received by each individual who served as a non-employee director during 2023.
(2)    Amounts reported in this column represent (a) the grant date fair value of the awards granted to the non-employee directors other than Messrs. Greene, Robinson and Sanders during the year ended December 31, 2023, as determined in accordance with Financial Accounting Standards Board ASC, Topic 718, Compensation — Stock Compensation, or FASB ASC Topic 718, based on the estimated net asset value per share of $37.16 or $31.40, as applicable, for our Class T common stock as of the date of grant and (b) in the case of Messrs. Greene, Robinson and Sanders, the incremental fair value under FASB ASC Topic 718 associated with the modification of their outstanding equity awards in connection with their retirements to provide for accelerated vesting of the unvested portion of their outstanding equity awards. The following table shows the aggregate number of nonvested shares of our restricted common stock held by each non-employee director as of December 31, 2023:

Director	Nonvested Shares of Our Restricted Common Stock (#)
Hanson	3,025
Prosky	—
Streiff	3,025
Estes	3,025
Flornes	3,400
Greene	—
Hurley	3,400
O’Quinn	3,025
Richardson	3,025
Robinson	—
Sanders	—
Smith	3,400
(3)Amounts reported in this column reflect the dollar value of distributions paid in connection with the stock awards granted to our independent directors or non-employee directors.
(4)Messrs. Hanson, Prosky and Streiff are not independent directors.
(5)Messrs. Greene, Robinson and Sanders served as independent directors who retired effective June 14, 2023. As such, amounts presented reflect compensation earned through their date of retirement.
(6)Mr. O’Quinn and Ms. Richardson were appointed to our Board of Directors effective January 10, 2023.

EQUITY COMPENSATION PLAN INFORMATION
We adopted the 2015 Incentive Plan, pursuant to which our Board of Directors or a committee of our independent directors may make grants of options, restricted shares of common stock, stock purchase rights, stock appreciation rights or other awards to our independent directors, employees and consultants. The maximum number of shares of our common stock that may be issued pursuant to the 2015 Incentive Plan is 4,000,000. The following table provides information regarding the 2015 Incentive Plan as of December 31, 2023:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance
Equity compensation plans approved by security holders	298,832	(1)	—	3,405,720
Equity compensation plans not approved by security holders	—		—	—
Total	298,832			3,405,720
________
(1)Reflects performance-based and time-based RSUs representing the right to receive shares of our common stock upon vesting. The number set forth in the table above reflects the maximum number of shares of our common stock potentially issuable upon vesting. These performance-based and time-based RSUs do not have voting rights. The performance-based RSUs will cliff vest in the first quarter of 2025 and 2026 (subject to continuous employment or provision of services through that vesting date) with the amount vesting depending on meeting certain key performance criteria as further described in this proxy statement and in the 2015 Incentive Plan. The time-based RSUs will vest 33.33% annually over three years (subject to continuous employment from the vesting commencement date through each vesting date). For details regarding our grants under the incentive plan of time-based restricted common stock to our executive officers, key employees and independent directors, see the “Compensation Discussion and Analysis – Elements of Compensation – Long-Term Incentive Program (Equity-Based Compensation)” and “Compensation of Directors” sections above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table shows, as of August 23, 2024, the number of shares of our common stock and operating partnership units, or OP Units, beneficially owned by (1) any person who is known by us to be the beneficial owner of more than 5.0% of any class of the outstanding shares of our common stock; (2) our directors; (3) our named executive officers; and (4) all of our directors and executive officers as a group. The percentages of common stock beneficially owned include an aggregate of 132,863,586 shares of our common stock outstanding as of August 23, 2024 and excludes an aggregate of 3,501,976 OP Units outstanding and held by third parties as of August 23, 2024. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes securities over which a person has voting or investment power and securities that a person has the right to acquire within 60 days. The address for each of the beneficial owners named in the following table is 18191 Von Karman Avenue, Suite 300, Irvine, California 92612.

Name of Beneficial Owner (1)	Number of Shares of Common Stock Beneficially Owned	Number of OP Units Beneficially Owned		Percentage of All Common Stock
Millennium Management LLC (2) 399 Park Avenue, New York, New York 10022	3,410,636	—		2.6%
Wellington Management Company LLP (3) 280 Congress Street, Boston, MA 02210	7,634,745	—		5.7%
Danny Prosky (4) (5) (6)	470,844	1,268,643	(7)	*
Brian S. Peay (8)	184,744	—		*
Gabriel M. Willhite (9)	157,177	—		*
Stefan K.L. Oh (10)	106,275	—		*
Mark E. Foster (11)	60,834	—		*
Jeffrey T. Hanson (12)	121,309	1,268,643	(7)	*
Mathieu B. Streiff (5) (12)	183,127	1,268,643	(7)	*
Scott A. Estes (13)	12,243	—		*
Brian J. Flornes (13)	23,774	—		*
Dianne Hurley (13)	24,791	—		*
Marvin R. O’Quinn (13)	11,410	—		*
Valerie Richardson (13)	11,410	—		*
Wilbur H. Smith III (13)	25,767	—		*
All directors and executive officers as a group (13 persons)	1,393,705	1,268,643		1.0%
_________
* Represents less than 1.0% of our outstanding common stock.
(1)Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities and shares issuable pursuant to options, warrants or similar rights held by the respective person or group that may be exercised within 60 days following August 23, 2024. To our knowledge, except as otherwise indicated by footnote (2) and (3), and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.
(2)    Beneficial share ownership information is given as of February 23, 2024 and was obtained from a Schedule 13G filed with the SEC on March 4, 2024 by Millennium Management LLC, Millennium Group Management LLC, and Israel A. Englander. According to the Schedule 13G, each of Millennium Management LLC, Millennium Group Management LLC, and Israel A. Englander has shared voting power and shared dispositive power over 3,410,636 shares of our common stock.
(3)    Beneficial share ownership information is given as of February 29, 2024 and was obtained from a Schedule 13G filed with the SEC on March 7, 2024 by Wellington Management Group, LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP. According to the Schedule 13G, each of Wellington Management Group LLP, Wellington Group Holdings LLP, and Wellington Investment Advisors Holdings LLP has shared voting power over 5,714,143 shares of common stock and shared dispositive power over

7,634,745 shares of our common stock, and Wellington Management Company LLP has shared voting power over 5,300,708 shares of our common stock and shared dispositive power over 6,540,003 shares of our common stock.
(4)    Includes 13,558 shares of unvested restricted common stock vesting in October 2024 and 222,222 unvested Listing Equity Awards. Excludes (a) 124,504 shares of common stock underlying unvested time-based RSUs and (b) 244,272 shares of common stock underlying unvested performance-based RSUs (such number of shares assumes that we issue shares of our common stock underlying such unvested performance-based awards at maximum levels for performance and market conditions that have not yet been achieved; to the extent that performance or market conditions do not meet maximum levels, the actual number of shares of our common stock issued under our incentive plan would be less than the amount reflected above).
(5)    Includes 83,333 shares of our common stock purchased in the 2024 Offering.
(6)    Includes 25,000 shares of our common stock purchased on May 22, 2024.
(7)    Represents OP Units held by AHI Group Holdings, which may be redeemed for shares of our common stock on a one-for-one basis. Voting and investment determinations with respect to the securities held by AHI Group Holdings are made by Danny Prosky, Jeffrey T. Hanson and Mathieu B. Streiff. Accordingly, each of the individuals named herein may be deemed to share beneficial ownership of the securities held of record by AHI Group Holdings. Each individual disclaims voting and dispositive power over the OP Units held by the other individuals, and the approximate five OP Units held by NCT-107, LLC.
(8)    Includes 22,371 shares of unvested restricted common stock vesting in October 2024 and 148,148 unvested Listing Equity Awards. Excludes (a) 54,717 shares of common stock underlying unvested time-based RSUs and (b) 106,064 shares of common stock underlying unvested performance-based RSUs (such number of shares assumes that we issue shares of our common stock underlying such unvested performance-based awards at maximum levels for performance and market conditions that have not yet been achieved; to the extent that performance or market conditions do not meet maximum levels, the actual number of shares of our common stock issued under our incentive plan would be less than the amount reflected above).
(9)    Includes 21,159 shares of unvested restricted common stock vesting in October 2024 and 125,926 unvested Listing Equity Awards. Excludes (a) 42,706 shares of common stock underlying unvested time-based RSUs and (b) 76,958 shares of common stock underlying unvested performance-based RSUs (such number of shares assumes that we issue shares of our common stock underlying such unvested performance-based awards at maximum levels for performance and market conditions that have not yet been achieved; to the extent that performance or market conditions do not meet maximum levels, the actual number of shares of our common stock issued under our incentive plan would be less than the amount reflected above).
(10)    Includes 19,490 shares of unvested restricted common stock vesting in October 2024 and 74,074 unvested Listing Equity Awards. Excludes (a) 33,824 shares of common stock underlying unvested time-based RSUs and (b) 65,684 shares of common stock underlying unvested performance-based RSUs (such number of shares assumes that we issue shares of our common stock underlying such unvested performance-based awards at maximum levels for performance and market conditions that have not yet been achieved; to the extent that performance or market conditions do not meet maximum levels, the actual number of shares of our common stock issued under our incentive plan would be less than the amount reflected above).
(11)    Includes 1,051 shares of unvested restricted common stock and 55,556 unvested Listing Equity Awards. Excludes (a) 28,278 shares of common stock underlying unvested time-based RSUs and (b) 52,686 shares of common stock underlying unvested performance-based RSUs (such number of shares assumes that we issue shares of our common stock underlying such unvested performance-based awards at maximum levels for performance and market conditions that have not yet been achieved; to the extent that performance or market conditions do not meet maximum levels, the actual number of shares of our common stock issued under our incentive plan would be less than the amount reflected above).
(12)    Includes 5,762 shares of unvested restricted common stock vesting in October 2024 and 7,407 unvested Listing Equity Awards.
(13)    Includes 7,407 unvested Listing Equity Awards.
None of the above shares have been pledged as security.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Policy and Procedures with Respect to Related Person Transactions
Related party transactions are transactions in which we are a participant where the amount involved exceeds $120,000 and a member of our Board or Directors, an executive officer, or a holder of more than 5.0% of our voting securities (or an immediate family member of any of the foregoing) has a direct or indirect material interest. We have adopted a written statement of policy regarding transactions with related parties. Our related party transaction policy requires all “related party transactions” to be promptly disclosed to our general counsel. All related party transactions must be approved or ratified by our Nominating and Corporate Governance Committee. As a general rule, directors interested in a related party transaction will recuse themselves from any discussion or vote on a related party transaction in which they have an interest. Our Nominating and Corporate Governance Committee will consider all relevant facts and circumstances when deliberating such transactions, including whether such transactions are in the best interests of our company and our stockholders.
The following is a summary of related party transactions other than compensation arrangements, which are described above under the sections entitled “Compensation Discussion and Analysis,” “Executive Compensation Tables and Related Information” and “Compensation of Directors.”
Indemnification Agreements
We have entered into indemnification agreements with each of our directors and executive officers. These agreements require us to indemnify these individuals to the maximum extent permitted under Maryland law and our charter against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified upon our receipt of certain affirmations and undertakings. There is currently no pending material litigation or proceeding involving any of our directors, officers, or employees for which indemnification is sought.
Listing Equity Awards
Upon the closing of the 2024 Offering on February 9, 2024, we granted 972,222 Listing Equity Awards to our directors, executive officers and employees under our incentive plan in connection with the recent listing of our common stock on the NYSE. The Listing Equity Awards vest ratably over four years and are subject to continuous service through the vesting dates.
Lock-Up Agreements
On January 24, 2024, we entered into lock-up agreements with each of our directors and executive officers, pursuant to which each such individual agreed not to transfer shares of our of our common stock held or subsequently acquired by such individual for the applicable lock-up period. For each of such directors and officers, the applicable period began as of February 7, 2024 and ended on August 5, 2024.
Related Party Transaction Policy
We have adopted a written statement of policy regarding transactions with related parties, which we refer to as our “related person policy.” Our related person policy requires that a “related person” (as defined as in paragraph (a) of Item 404 of Regulation S-K) must promptly disclose to us any “related person transaction” (defined as any transaction that is anticipated would be reportable by us under Item 404(a) of Regulation S-K in which we were or are to be a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest) and all material facts with respect thereto. We will then promptly communicate that information to our Nominating and Corporate Governance Committee. No related person transaction will be executed without the approval or ratification of our Nominating and Corporate Governance Committee. It is our policy that directors interested in a related person transaction will recuse themselves from any vote on a related person transaction in which they have an interest.

PROPOSAL FOR RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal No. 2)
Our Audit Committee has appointed Deloitte & Touche to continue as our independent registered public accounting firm for the year ending December 31, 2024; provided, however, that our Audit Committee seeks the ratification of the appointment by our stockholders. If our stockholders do not ratify the appointment of Deloitte & Touche, the Audit Committee will reconsider whether to retain Deloitte & Touche but may decide to retain Deloitte & Touche as our independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee in its discretion may change the appointment at any time during the year if it determines that a change would be in the best interests of us and our stockholders.
Representatives of Deloitte & Touche are expected to be present at the 2024 Annual Meeting of Stockholders. They will be given an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.
Vote Required
The proposal to ratify the appointment of Deloitte & Touche requires the affirmative vote of a majority of all votes cast at a meeting at which a quorum is present. A properly executed proxy card, or instruction by telephone or the Internet, indicating “FOR” will be considered a vote in favor of the proposal to ratify the appointment of Deloitte & Touche. A properly executed proxy card, or instruction by telephone or the Internet, indicating “AGAINST” will be considered a vote against the proposal to ratify the appointment of Deloitte & Touche. For purposes of the proposal to ratify the appointment of Deloitte & Touche, abstentions will have no impact, and no broker non-votes are anticipated.
Our Board of Directors recommends a vote FOR the ratification of the appointment of Deloitte & Touche as our independent registered public accounting firm for the year ending December 31, 2024, and proxies solicited by our Board of Directors will be voted in favor of such ratification unless a stockholder indicates otherwise on the proxy.

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM; AUDIT AND NON-AUDIT FEES
Deloitte & Touche has served as our independent registered public accounting firm and audited our consolidated financial statements since January 27, 2015.
The following table lists the fees for services provided by our independent registered public accounting firm for 2023 and 2022:

Services	2023	2022
Audit fees (1)	$2,237,000	$2,461,000
Audit-related fees (2)	64,000	211,000
Tax fees (3)	258,000	298,000
All other fees	—	—
Total	$2,559,000	$2,970,000
________
(1)Audit fees consist of fees related to the 2023 and 2022 audit of our annual consolidated financial statements and reviews of our quarterly consolidated financial statements. Audit fees also relate to statutory and regulatory audits, consents and other services related to filings with the SEC in the year the services were rendered.
(2)Audit-related fees primarily relate to, among other things, compliance audits and financial accounting and reporting consultations in the year the services were rendered.
(3)Tax services consist of tax compliance and tax planning and advice in the year the services were rendered.

The Audit Committee pre-approves all audit services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our independent registered public accounting firm, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act and the rules and regulations of the SEC. All services rendered by Deloitte & Touche for the years ended December 31, 2023 and 2022 were pre-approved in accordance with the policies and procedures described above.
Auditor Independence
The Audit Committee has considered whether the provision of the above noted services is compatible with maintaining our independent registered public accounting firm’s independence and has concluded that the provision of such services has not adversely affected the independent registered public accounting firm’s independence.

AUDIT COMMITTEE REPORT TO STOCKHOLDERS
Pursuant to the Audit Committee charter adopted by our Board of Directors, the Audit Committee’s primary function is to assist the Board of Directors in fulfilling its oversight responsibilities by overseeing the independent auditors and reviewing the financial information to be provided to the stockholders and others, the system of internal control over financial reporting that management has established and the audit and financial reporting process. The Audit Committee is composed of three of our independent directors. Our management has the primary responsibility for the financial statements and the reporting process, including the system of internal control over financial reporting. Membership on the Audit Committee does not call for the professional training and technical skills generally associated with career professionals in the field of accounting and auditing, and the members of the Audit Committee are not professionally engaged in the practice of accounting or auditing. The Audit Committee’s role does not provide any special assurance with regard to the financial statements of the company, nor does it involve a professional evaluation of the quality of the audits performed by the independent auditors. The Audit Committee relies in part, without independent verification, on information provided to it and on representations made by management and the independent auditors that the financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America.
In this context, in fulfilling its oversight responsibilities, the Audit Committee reviewed the 2023 audited financial statements with management, including a discussion of the quality and acceptability of the financial reporting and controls of the company.
The Audit Committee reviewed with Deloitte & Touche, which is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America, the matters required to be discussed by the applicable requirements of the PCAOB and the SEC.
The Audit Committee discussed with Deloitte & Touche the overall scope and plans for the audit. The Audit Committee meets periodically with Deloitte & Touche, with and without management present, to discuss the results of their examinations, their evaluations of internal controls and the overall quality of the financial reporting of the company.
The Audit Committee has received the written disclosures and the letter from Deloitte & Touche required by applicable requirements of the PCAOB regarding Deloitte & Touche's communications with the Audit Committee concerning independence, and in connection therewith, the Audit Committee discussed with the independent auditors their views as to their independence.
Based on the reports and discussions described above, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our 2023 Annual Report on Form 10-K filed with the SEC on March 22, 2024.

MEMBERS OF THE AUDIT COMMITTEE:
Scott A. Estes (Chairman)
Brian J. Flornes
Dianne Hurley

The preceding “Audit Committee Report to Stockholders” shall not be deemed soliciting material or to be filed with the SEC, nor shall any information in this report be incorporated by reference into any past or future filing under the Exchange Act or the Securities Act of 1933, as amended, except to the extent that American Healthcare REIT specifically incorporates it by reference into such filing.

PROPOSAL TO APPROVE, ON AN ADVISORY (NON-BINDING) BASIS, THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS
(Proposal No. 3)
General Information
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, and Section 14A of the Exchange Act enable our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation paid to our NEOs, as disclosed in this proxy statement in accordance with the SEC’s rules.
Say on Pay Vote Mechanics
We are asking our stockholders to provide advisory (non-binding) approval of the compensation paid to our NEOs for the year ended December 31, 2023, as described in the “Compensation Discussion and Analysis” section and the compensation tables and narrative disclosures of this proxy statement (beginning on page 21).
This advisory (non-binding) vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and our compensation philosophy, policies and practices, as described in this proxy statement.
Highlights of our Executive Compensation Program
We believe that our executive compensation program:
•Aligns executive compensation to business objectives and overall company performance;
•Attracts, retains, and motivates highly-qualified executives;
•Balances the focus on short- vs. longer-term performance objectives through an appropriate mix of short-term cash incentive awards and equity incentive awards that vest over a number of years; and
•Has features designed to further align executive compensation with stockholder interests and mitigate risks, including: (i) no minimum guaranteed base salary increases and (ii) no significant perquisites.
Vote Required
Approval of this proposal requires the affirmative vote of a majority of the votes cast on such proposal, if a quorum is present. Abstentions and broker non-votes will have no impact on the vote on this proposal.
Our Board of Directors recommends a vote FOR the say on pay proposal, as stated by the following resolution:
“RESOLVED, that the company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the company’s Proxy Statement for the 2024 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the 2023 Summary Compensation Table, and the other related tables and disclosures.”
The say on pay vote is advisory, and therefore not binding on the company, our Board of Directors or our Compensation Committee. Our Board of Directors and the Compensation Committee value the opinions of our stockholders and will take into account the outcome of this vote in considering future compensation arrangements.

PROPOSAL TO APPROVE THE AMERICAN HEALTHCARE REIT, INC.
2024 EMPLOYEE STOCK PURCHASE PLAN
(Proposal No. 4)

Our stockholders are being asked to approve the adoption of the American Healthcare REIT, Inc. Employee Stock Purchase Plan, or the ESPP.
Certain Features of the ESPP
•Options: At the beginning of each offering period, participating employees are granted an option to purchase our common stock at the end of the offering period based on payroll deductions accumulated during the offering period.
•Eligible Participants: Only employees of our company or other participating entities will be eligible to be granted options under the ESPP, and in no event may a participant be granted an option under the ESPP following his or her termination date. Initially, however, only eligible employees of Opps will be designated as eligible to participate in the ESPP.
•Shares Authorized: Subject to adjustment upon changes in capitalization of our company as provided in the ESPP, the number of shares that will be available for issuance under the ESPP will be 1,000,000 shares. As of the record date of August 23, 2024, the closing price of a share of our common stock was $21.01.
•Purchase Price of Shares: The purchase price per share is equal to the lesser of (i) 85% of the fair market value of a share on the applicable enrollment date for such offering period and (ii) 85% of the fair market value of a share on the applicable exercise date; provided, however, that our Compensation Committee may determine a different per share purchase price provided that such per share purchase price is communicated to participants prior to the beginning of the offering period and provided that in no event will such per share purchase price be less than the lesser of (i) 85% of the fair market value of a share on the grant date or (ii) 85% of the fair market value of a share on the exercise date.
Description of the ESPP
The following description is qualified in its entirety by reference to the plan document, a copy of which is attached as Appendix B and incorporated into this Proxy Statement by reference.
Purpose
The purpose of the ESPP is to provide eligible employees of our company and certain other participating entities with a convenient means of acquiring an equity interest in our company through payroll deductions or other contributions in order to enhance such employees’ sense of participation in the affairs of our company.
The ESPP includes two components: (i) a component intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code, or the 423 Component; and (ii) a component that does not qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code, or the Non-423 Component.
Administration
The ESPP will be administered by the Compensation Committee or a designee thereof. The Compensation Committee has the discretionary authority to do everything necessary and appropriate to administer the ESPP, including, without limitation, interpreting the provisions of the ESPP. All actions, decisions and determinations of, and interpretations by the Compensation Committee with respect to the ESPP will be final and binding upon all participants.
Shares Reserved
1,000,000 shares of our common stock, subject to adjustment for stock splits, stock dividends or other changes in our company’s capital stock, will be initially reserved for issuance under the ESPP.
Corporate Transactions
In the event of a proposed sale of all or substantially all of the assets of our company, or the merger of our company with or into another corporation, each outstanding option under the ESPP will be assumed or an equivalent option substituted by the successor corporation or a parent or subsidiary of the successor corporation, unless our Board of Directors determines, in the exercise of its sole discretion, in lieu of such assumption or substitution to either terminate all outstanding options and return to each participant the payroll deductions credited to such participant’s purchase account or to provide for the offering period in progress to end on a date prior to the consummation of such sale or merger. In the event of the proposed dissolution or liquidation of our company, the offering period then in progress would terminate immediately prior to the consummation of such proposed action, unless otherwise provided by our Board of Directors, and our Board of Directors may either provide for the purchase of shares as of the date on which such offering period terminates or return to each participant the payroll deductions credited to such participant’s purchase account.
Participation
Only employees of our company and other participating entities will be eligible to be granted options under the ESPP and, in no event may a participant be granted an option under the ESPP following his or her termination date. Initially, however, only eligible employees of Opps will be designated as eligible to participate in the ESPP.
In addition, no employee may participate in an offering period under the 423 Component of the ESPP if (i) immediately after such grant, the employee would own capital stock of our company and/or hold outstanding options under the ESPP or stock option awards possessing 5% or more of the total combined voting power or value of our stock or the stock of any of our subsidiaries, or (ii) such option would permit the employee to purchase stock under all employee stock purchase plans of our company and our subsidiaries to accrue at a rate in excess of $25,000 of the fair market value of such stock, determined as of the time such option is granted, for each calendar year in which such option is outstanding at any time. An employee will be eligible to participate on the first enrollment date that occurs after such employee’s first date of employment with our company, Opps and participating entities; provided, that such employee properly completes and submits an election form by the deadline prescribed by our company. As of August 28, 2024, our company and participating entities had approximately 115 employees that would be eligible to participate in the ESPP if authorized for enrollment.
Payroll Deductions
A participant may elect to have payroll deductions made during a purchase period equal to no less than 1% of the participant’s eligible compensation and up to such maximum amount as the Compensation Committee establishes from time to time. All payroll deductions made by a participant will be notionally credited to his or her purchase account.
A participant may not make any additional payments into his or her purchase account. Notwithstanding the foregoing or any provisions to the contrary elsewhere in the ESPP, the Compensation Committee may allow participants to make other contributions to the ESPP in the form of cash, check or other means instead of payroll deductions if payroll deductions are not permitted under applicable local law and, for any offering period under the 423 Component of the ESPP, the Compensation Committee determines that such other contributions are permissible under Section 423 of the Internal Revenue Code. Unless otherwise determined by the Compensation Committee prior to the beginning of an offering period, no participant may purchase more than 5,000 shares of our common stock during any offering period.
Except as otherwise determined by the Compensation Committee prior to the commencement of an offering period, a participant may decrease, but may not increase, the rate of payroll deductions during an offering period. Unless otherwise determined by the Compensation Committee prior to the commencement of an offering period, a payroll deduction election will automatically apply to the next offering period, unless otherwise cancelled or changed by the participant prior to the commencement of such offering period.
Purchase Price of Shares
The purchase price per share is equal to the lesser of (i) 85% of the fair market value of a share on the applicable enrollment date for such offering period, and (ii) 85% of the fair market value of a share on the applicable exercise date; provided, however, that the Compensation Committee may determine a different per share purchase price provided that such per share purchase price is communicated to participants prior to the beginning of the offering period and provided that in no event will such per share purchase price be less than the lesser of (i) 85% of the fair market value of a share on the grant date or (ii) 85% of the fair market value of a share on the exercise date.
Offering Periods and Purchase Periods
Offering periods are every six-month period or such other period designated by the Compensation Committee (with the commencement of the first offering period to be determined by the Compensation Committee); provided that in no event will an offering period exceed twenty-seven (27) months. Purchase periods are the periods designated by the Compensation Committee during which payroll deductions or other contributions by the participants are accumulated under the ESPP. A purchase period may coincide with the entire offering period, or there may be multiple purchase periods within an offering period, as determined by the Compensation Committee prior to the commencement of the applicable offering period.
Assignability of Options
Neither payroll deductions notionally credited to a participant’s purchase account nor any rights with regard to the exercise of an option or to receive shares under the ESPP may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or by designation of a beneficiary if permitted by the Compensation Committee) by the participant.
Termination of Employment
On the termination date of a participant for any reason prior to the applicable exercise date, whether voluntary or involuntary, and including termination of employment due to retirement, death or as a result of liquidation, dissolution, sale, merger or a similar event affecting our company, Opps or a participating entity, the corresponding payroll deductions notionally credited to his or her purchase account will be returned to him or her or, in the case of the participant’s death, to the participant’s designated beneficiaries or estate, and his or her option will be automatically terminated.
Amendments and Termination
Subject to any requirement for stockholder approval under applicable law (including Section 423 of the Internal Revenue Code), our Board of Directors or the Compensation Committee may at any time and for any reason amend, modify, suspend, discontinue or terminate the ESPP without notice; provided that no participant’s existing rights in respect of existing options are adversely affected thereby. Without stockholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” our Board of Directors or the Compensation Committee will be entitled to change the purchase price, offering periods, purchase periods, eligibility requirements, limit or increase the frequency and/or number of changes in the amount withheld during a purchase period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in an amount less than or greater than the amount designated by a participant in order to adjust for delays or mistakes in our processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of shares for each participant properly correspond with amounts withheld from the participant’s compensation, and establish such other limitations or procedures as our Board of Directors or the Compensation Committee determines in its sole discretion advisable which are consistent with the ESPP.
The ESPP, if approved, will become effective upon the approval by our stockholders, and shall continue in effect until the earlier if (i) the termination of the plan as described above and (ii) the ten-year anniversary of the ESPP’s effective date, with no new offering periods commencing on or after such ten-year anniversary.
New Plan Benefits
The benefits that might be received by participating employees under the ESPP cannot be determined because the benefits depend upon the degree of participation by employees and the trading price of our common stock in future offering periods.
Federal Income Tax Consequences
The following is a brief summary of certain United States federal income tax consequences generally arising with respect to participating in the ESPP. This discussion does not address all aspects of the United States federal income tax consequences of participating in the ESPP that may be relevant to participants in light of their personal investment or tax circumstances and does not discuss any state, local or non-United States tax consequences of participating in the ESPP. The summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future (including retroactive). This summary is not intended as tax advice to participants, and each participant is advised to consult his or her particular tax advisor concerning the application of the United States federal income tax laws to such participant’s particular situation, as well as the applicability and effect of any state, local or non-United States tax laws before taking any actions with respect to participation in the ESPP.
The 423 Component of the ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code. Under Section 423 of the Internal Revenue Code, an eligible employee who elects to participate in the 423 Component of the ESPP will not recognize any taxable income and we will not be entitled to a deduction at the time shares of our common stock are purchased by the employee. If an employee participating in the 423 Component of the ESPP disposes of our common stock purchased under the ESPP within two years after the grant date (i.e., the first day of the offering period) or one year after the purchase date if later, the employee will recognize compensation taxable as ordinary income, and we (or the affiliated employer) will generally be entitled to a corresponding deduction, in an amount equal to the excess of the fair market value of the stock on the purchase date over the purchase price. The employee’s cost basis in the shares will be increased by the amount of ordinary income recognized by the employee, and the employee will recognize capital gain or loss equal to the difference between the price at which the shares are disposed of and the cost basis for the shares, as so increased. We will not be entitled to any deduction with respect to the amount recognized by such participant as capital gain.
If an employee participating in the 423 Component of the ESPP does not dispose of the common stock purchased under the ESPP until after the holding period described above, the employee will recognize compensation taxable as ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of the shares at the time of disposition over the purchase price or (ii) the excess of the fair market value of the shares as of the first day of the offering period over the discounted purchase price determined as of the same date. The employee’s cost basis in the shares will be increased by the amount of ordinary income recognized by the employee. The portion of the gain that is in excess of the amount recognized as ordinary income, if any, is taxed as long-term capital gain. If the shares are otherwise disposed of at a price below the purchase price under the ESPP, the loss will be treated as long-term capital loss. We will not be entitled to any deduction with respect to a disposition of shares occurring under these circumstances.
With respect to the Non-423 Component of the ESPP, to the extent a participant is subject to U.S. federal income tax, the amount equal to the difference between the fair market value of the shares on the purchase date and the purchase price is taxed as ordinary income at the time of such purchase and is subject to tax withholding. The amount of such ordinary income will be added to the participant’s basis in the shares, and any additional gain or resulting loss recognized on the disposition of the shares after such basis adjustment will be a capital gain or loss. We (or the affiliate employer) will generally be entitled to a deduction in the year of purchase equal to the amount of ordinary income realized by the participant.
Our Board recommends a vote FOR the adoption of the American Healthcare REIT, Inc. Employee Stock Purchase Plan.

DIRECTOR NOMINATIONS AND PROPOSALS FOR 2025 ANNUAL MEETING OF STOCKHOLDERS
Under SEC regulations, any stockholder desiring to submit a proposal for inclusion in proxy solicitation material for our 2025 Annual Meeting of Stockholders must cause such proposal to be received at our principal executive offices located at 18191 Von Karman Avenue, Suite 300, Irvine, California 92612, Attention: Secretary, no later than February 18, 2025, in order for the proposal to be considered for inclusion in our proxy statement for that meeting. Stockholders also must follow the procedures prescribed in SEC Rule 14a-8 promulgated under the Exchange Act. If a stockholder wishes to nominate an individual to our Board of Directors or present a proposal at our 2025 Annual Meeting of Stockholders, whether or not the proposal is intended to be included in the 2025 proxy materials, our bylaws currently require that the stockholder give advance written notice to our Secretary at our offices no earlier than January 19, 2025 and no later than 5:00 p.m., Pacific Time, on February 18, 2025. Stockholders are advised to review our bylaws, which contain other requirements with respect to advance notice of stockholder proposals and director nominations. In addition, to comply with the universal proxy rules, any stockholder who intends to solicit proxies in support of director nominees other than the Company’s director nominees must provide notice that sets forth the information required by Rule 14a-19(b) under the Exchange Act.

OTHER MATTERS
Distribution of Materials; Other Business
On or about August 28, 2024, we will send a proxy card together with this proxy statement to all stockholders of record at the close of business on August 23, 2024. The only business to come before the annual meeting which management is aware of is set forth in this proxy statement. If any other business does properly come before the annual meeting or any adjournment or postponement thereof, the proxy holders will vote in regard thereto according to their discretion insofar as such proxies are not limited to the contrary.
It is important that proxies be returned promptly. Therefore, stockholders are urged to sign, date and return the accompanying proxy card in the accompanying return envelope or by the Internet at https://www.proxyvote.com or by telephone by dialing toll-free 1 (800) 690-6903.

HOUSEHOLDING OF PROXY MATERIALS
We have adopted a procedure permitted by SEC rules that is commonly referred to as “householding.” Under this procedure, a single proxy statement and annual report are delivered to multiple stockholders sharing an address unless we receive contrary instructions from any stockholder at that address. We will continue to send a separate proxy card to each stockholder of record. We have adopted this procedure because we believe it reduces the volume of duplicate information stockholders receive and helps to reduce our printing and postage costs. A number of brokers with account holders who are company stockholders will be “householding” our proxy materials and annual reports as well.
If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, or if you and other stockholders sharing your address are receiving multiple copies of the proxy materials and you would like to receive only a single copy of such materials in the future, please notify your broker if you hold your shares through a broker, or notify us directly if you are a stockholder of record by contacting us at:
American Healthcare REIT, Inc.
18191 Von Karman Avenue, Suite 300
Irvine, CA 92612
Attention: Secretary
(949) 270-9200
We will send promptly additional copies of the relevant materials following receipt of a request for additional copies.

APPENDIX A:
NON-GAAP FINANCIAL MEASURES RECONCILIATION

Non-GAAP Financial Measures
This Proxy Statement includes certain financial performance measures not defined by GAAP. We believe that these non-GAAP financial measures, such as Cash NOI and Same-Store NOI (defined below), are appropriate supplemental performance measures to reflect the performance of our operating assets because Cash NOI and Same-Store NOI exclude certain items that are not associated with the operations of the properties. We believe that Cash NOI and Same-Store NOI are widely accepted measures of comparative operating performance in the real estate community. However, our use of the terms Cash NOI and Same-Store NOI may not be comparable to that of other real estate companies as they may have different methodologies for computing these amounts. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included in this Proxy Statement.
Cash NOI and Same-Store NOI are not equivalent to our net income (loss) as determined under GAAP and may not be a useful measure in measuring operational income or cash flows. Furthermore, Cash NOI and Same-Store NOI should not be considered as alternatives to net income (loss) as an indication of our operating performance or as an alternative to cash flows from operations as an indication of our liquidity. Cash NOI and Same-Store NOI should not be construed to be more relevant or accurate than the GAAP methodology in calculating net income (loss). Cash NOI and Same-Store NOI should be reviewed in conjunction with other measurements as an indication of our performance.
Cash NOI
Cash net operating income, or Cash NOI, is defined as NOI but excluding the impact of, without duplication, (1) non-cash items, such as straight-line rent and the amortization of lease intangibles; (2) third-party facility rent payments; and (3) other items set forth in the Cash NOI reconciliation included herein. Both Cash NOI and Same-Store NOI include ownership and other adjustments.
Same-Store
Same-Store refers to properties owned and consolidated for the full period in both comparison periods and that are not otherwise excluded. Properties are excluded from Same-Store if they are: (1) sold, classified as held for sale or properties whose operations were classified as discontinued operations in accordance with GAAP; (2) impacted by materially disruptive events such as flood or fire for an extensive period of time; or (3) and properties that are scheduled to undergo major expansions/renovations or business model transitions or have transitioned business models after the start of the prior comparison period.
Same-Store NOI
Same-store net operating income, or Same-Store NOI, is defined as Cash NOI for our Same-Store properties. Same-Store NOI is used to evaluate the operating performance of our properties using a consistent population which controls for changes in the composition of our portfolio. Both Cash NOI and Same-Store NOI include ownership and other adjustments.

AMERICAN HEALTHCARE REIT, INC.
Cash NOI Reconciliation
For the Years Ended December 31, 2023 and 2022
(In thousands) (Unaudited)

	Years Ended December 31,
	2023	2022
Net loss	$(76,887)	$(73,383)
General and administrative	47,510	43,418
Business acquisition expenses	5,795	4,388
Depreciation and amortization	182,604	167,957
Interest expense	163,191	105,956
Loss (gain) in fair value of derivative financial instrument	926	(500)
Gain on dispositions of real estate investments, net	(32,472)	(5,481)
Impairment of real estate investments	13,899	54,579
Impairment of intangible assets and goodwill	10,520	23,277
Loss (income) from unconsolidated entities	1,718	(1,407)
Gain on re-measurement of previously held equity interest	(726)	(19,567)
Foreign currency (gain) loss	(2,307)	5,206
Other income	(7,601)	(3,064)
Income tax expense	663	586
Total NOI	$306,833	$301,965

Grant Income	$(7,475)	$(25,675)
Total NOI (excluding Grant Income)	$299,358	$276,290

Straight line rent	$(3,481)	$(6,522)
Facility rental expense	37,025	25,155
Other non-cash adjustments	9,946	3,052
COVID subsidy	(171)	—
Cash NOI attributable to noncontrolling interests (1)	(48,724)	(39,084)
Cash NOI	$293,953	$258,891
_________
(1)Based on ownership percentage of December 31, 2023 and 2022, respectively.

AMERICAN HEALTHCARE REIT, INC.
Same-Store NOI Reconciliation
For the Years Ended December 31, 2023 and 2022
(In thousands) (Unaudited)

	Years Ended December 31,
	2023	2022
Total Portfolio
Cash NOI	$293,953	$258,891
Debt security investment	(8,040)	(7,818)
New acquisitions/dispositions/transitions	(59,181)	(41,753)
Non-Core Properties (1)	242	831
New acquisitions/dispositions/transitions	758	(426)
Same-Store NOI	$227,732	$209,725

ISHC
Cash NOI	$135,598	$108,376
New acquisitions/dispositions/transitions	(46,204)	(29,943)
Same-Store NOI	$89,394	$78,433

SHOP
Cash NOI	$20,045	$9,358
New acquisitions/dispositions/transitions	(3,793)	3,760
Non-Core Properties (1)	242	831
Other normalizing adjustments	758	(387)
Same-Store NOI	$17,252	$13,562
_________
(1)Assets that have been deemed not essential to generating future economic benefit or value to our day-to-day operations and/or are scheduled to be sold.

APPENDIX B:
AMERICAN HEALTHCARE REIT, INC. 2024 EMPLOYEE STOCK PURCHASE PLAN
1.Purpose. The purpose of the American Healthcare REIT, Inc. 2024 Employee Stock Purchase Plan (this “Plan”) is to provide eligible Employees of the Company and Participating Entities with a convenient means of acquiring an equity interest in the Company through payroll deductions or other contributions in order to enhance such employees’ sense of participation in the affairs of the Company. This Plan shall apply to Offering Periods beginning on or after November 7, 2024.
This Plan includes two components: (a) a component intended to qualify as an “employee stock purchase plan” under Section 423 of the Code (the “423 Component”), the provisions of which shall be construed so as to extend and limit participation in a uniform and nondiscriminatory manner consistent with the requirements of Section 423 of the Code; and (b) a component that does not qualify as an “employee stock purchase plan” under Section 423 of the Code (the “Non-423 Component”), under which options shall be granted pursuant to rules, procedures or sub-plans adopted by the Committee designed to achieve tax, securities laws or other objectives for eligible Employees, the Company and its Participating Entities. Except as otherwise provided in this Plan, the Non-423 Component will operate and be administered in the same manner as the 423 Component.
2.Definitions. As used herein, the terms set forth below have the meanings assigned to them in this Section 2 and shall include the plural as well as the singular.
1933 Act means the Securities Act of 1933, as amended.
1934 Act means the Securities Exchange Act of 1934, as amended.
Board means the Board of Directors of the Company.
Business Day shall mean a day on which The New York Stock Exchange is open for trading.
Brokerage Account means the account in which the Purchased Shares are held.
Code means the Internal Revenue Code of 1986, as amended.
Committee means the Compensation Committee of the Board, or the designee thereof.
Company means American Healthcare REIT, Inc.
Compensation means the base pay received by a Participant, plus commissions, overtime and regular annual, quarterly and monthly cash bonuses and vacation, holiday and sick pay. Compensation does not include: (1) income related to stock option awards, stock grants and other equity incentive awards, (2) expense reimbursements, (3) relocation-related payments, (4) benefit plan payments (including but not limited to short-term disability pay, long-term disability pay, maternity pay, military pay, tuition reimbursement and adoption assistance), (5) accrued but unpaid compensation for a deceased Participant, (6) income from non-cash and fringe benefits, (7) severance payments, and (8) other forms of compensation not specifically listed herein.
Employee means any individual who is a common law employee of the Company or any other Participating Entity. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company or a Participating Entity, as appropriate, and only to the extent permitted under Section 423 of the Code with respect to the 423 Component. For purposes of the Plan, an individual who performs services for the Company or a Participating Entity pursuant to an agreement (written or oral) that classifies such individual’s relationship with the Company or a Participating Entity as other than a common law employee shall not be considered an “employee” with respect to any period preceding the date on which a court or administrative agency issues a final determination that such individual is an “employee.”
Enrollment Date means the first Business Day of each Offering Period.
Exercise Date means the last Business Day of each Offering Period (or, if determined by the Committee, the Purchase Period if different from the Offering Period).
Fair Market Value on or as of any date means the official closing price for a Share as reported on The New York Stock Exchange on the relevant valuation date or, if no official closing price is reported on such date, on the preceding day on which an official closing price is reported on The New York Stock Exchange was reported; or, if the Shares are no longer listed on The New York Stock Exchange, the closing price for Shares as reported on the official website for such other exchange on which the Shares are listed.
Offering Period means every six-month period or such other period designated by the Committee; provided that in no event shall an Offering Period exceed 27 months, with the commencement of the first Offering Period to be determined by the Committee. Notwithstanding anything herein to the contrary, the Committee may establish an Offering Period with multiple Purchase Periods within such Offering Period.
Option means an option granted under this Plan that entitles a Participant to purchase Shares.
Participant means an Employee who satisfies the requirements of Sections 3 and 5 of the Plan.
Participating Entity means each Subsidiary of the Company and each other entity that is listed on Schedule A hereto or is otherwise designated by the Board or the Committee as a Participating Entity. Employees of Participating Entities that are not Subsidiaries shall only participate in the Non-423 Component of the Plan.
Plan means this American Healthcare REIT, Inc. 2024 Employee Stock Purchase Plan, as amended from time to time.
Purchase Account means the account with payroll deductions credited to purchase Shares through the exercise of Options under the Plan.
Purchase Period means the period designated by Committee during which payroll deductions or other contributions of the Participants are accumulated under the Plan. A Purchase Period may coincide with an entire Offering Period or there may be multiple Purchase Periods within an Offering Period, as determined by the Committee prior to the commencement of the applicable Offering Period.
Purchase Price shall be the lesser of: (i) 85% percent of the Fair Market Value of a Share on the applicable Enrollment Date for an Offering Period and (ii) 85% percent of the Fair Market Value of a Share on the applicable Exercise Date; provided, however, that the Committee may determine a different per share Purchase Price provided that such per share Purchase Price is communicated to Participants prior to the beginning of the Offering Period and provided that in no event shall such per share Purchase Price be less than the lesser of (i) 85% of the Fair Market Value of a Share on the applicable Enrollment Date or (ii) 85% of the Fair Market Value of a Share on the Exercise Date.
Purchased Shares means the full Shares issued or delivered pursuant to the exercise of Options under the Plan.
Shares means shares of the common stock of the Company.
Subsidiary means an entity, domestic or foreign, of which not less than 50% of the voting equity is held by the Company or a Subsidiary, whether or not such entity now exists or is hereafter organized or acquired by the Company or a Subsidiary; provided such entity is also a “subsidiary” within the meaning of Section 424 of the Code.
Termination Date means (i) the date on which a Participant terminates employment or on which the Participant ceases to provide services to the Company or a Participating Entity as an employee or as otherwise required under Section 423 with respect to the 423 Component or (ii) subject to Section 423 of the Code with respect to the 423 Component, the date on which the Participant’s employment is determined to have been terminated for purposes of the Plan by the Committee. The Termination Date specifically does not include any period following that date which the Participant may be eligible for or in receipt of other payments from the Company or a Participating Entity, including in lieu of notice or termination or severance pay or as wrongful dismissal damages.
3.Eligibility.
a.Only Employees of the Company or a Participating Entity shall be eligible to be granted Options under the Plan and, in no event may a Participant be granted an Option under the Plan following his or her Termination Date.
b.Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an Option under the 423 Component of the Plan if (i) immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding Options or options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any of its Subsidiaries or (ii) such Option would permit his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate that exceeds $25,000 of the Fair Market Value of such stock

(determined at the time each such Option is granted) for each calendar year in which such Option is outstanding at any time. Except as otherwise determined by the Committee prior to the commencement of an Offering Period, no Participant may purchase more than 5,000 Shares during any Offering Period.
4.Exercise of an Option. Options shall be exercised on behalf of Participants in the Plan every Exercise Date, using payroll deductions that have been notionally credited to the Participants’ Purchase Accounts during the immediately preceding Purchase Period or that have been retained from a prior Purchase Period pursuant to Section 8 hereof.
5.Participation.
a.An Employee shall be eligible to participate on the first Enrollment Date that occurs after such Employee’s first date of employment with the Company or a Participating Entity; provided, that such Employee properly completes and submits an election form by the deadline prescribed by the Company.
b.An Employee who does not become a Participant on the first Enrollment Date on which he or she is eligible may thereafter become a Participant on any subsequent Enrollment Date by properly completing and submitting an election form by the deadline prescribed by the Company.
c.Payroll deductions for a Participant shall commence on the first payroll date following the Enrollment Date and shall end on the last payroll date in the Purchase Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Section 12 hereof.
6.Payroll Deductions.
a.A Participant shall elect to have payroll deductions made during a Purchase Period equal to no less than 1% of the Participant’s Compensation and up to such maximum amount as the Committee establishes from time to time. The amount of such payroll deductions shall be in whole percentages. All payroll deductions made by a Participant shall be credited to his or her Purchase Account. A Participant may not make any additional payments into his or her Purchase Account. Notwithstanding the foregoing or any provisions to the contrary in the Plan, the Committee may allow participants to make other contributions under the Plan via cash, check, or other means instead of payroll deductions if payroll deductions are not permitted under applicable local law, and for any Offering Period under the 423 Component, the Committee determines that such other contributions are permissible under Section 423 of the Code.
b.Except as otherwise determined by the Committee prior to the commencement of an Offering Period, a Participant may decrease, but may not increase, the rate of payroll deductions during an Offering Period. A Participant may change his or her payroll deduction percentage under subsection (a) above for any subsequent Offering Period by properly completing and submitting an election change form in accordance with the procedures prescribed by the Committee. The change in amount shall be effective as of the first Enrollment Date following the date of filing of the election change form. Unless otherwise determined by the Committee prior to the commencement of an Offering Period, a payroll deduction election will automatically apply to the next Offering Period, unless otherwise cancelled or changed by the Participant prior to the commencement of such Offering Period.
c.Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, a Participant’s payroll deductions may be decreased to 0% at any time during an Offering Period. Payroll deductions shall recommence at the rate provided in such Participant’s election form at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 12 hereof.
7.Grant of Option. On the applicable Enrollment Date, each Participant in an Offering Period shall be granted an Option to purchase on the applicable Exercise Date a number of full Shares determined by dividing such Participant’s payroll deductions accumulated prior to such Exercise Date and notionally credited to the Participant’s Purchase Account as of the applicable Exercise Date by the applicable Purchase Price.
8.Exercise of Option. A Participant’s Option for the purchase of Shares shall be exercised automatically on the Exercise Date, and the maximum number of Shares subject to the Option shall be purchased for such Participant at the applicable Purchase Price with the accumulated payroll deductions notionally credited to his or her Purchase Account. If the Fair Market Value of a Share on the first day of the current Offering Period in which a participant is enrolled is higher than the Fair Market Value of a Share on the first day of any subsequent Offering Period, the Company may establish procedures to automatically enroll such participant in the subsequent Offering Period and any funds accumulated in a participant’s account prior to the first day of such subsequent Offering Period will be applied to the purchase of shares on the Exercise Date immediately prior to the first day of such subsequent Offering Period. A participant does not need to file any forms with the Company to be automatically enrolled in the subsequent Offering Period.
No fractional Shares shall be purchased; any payroll deductions notionally credited to a Participant’s Purchase Account which are not sufficient to purchase a full Share shall be retained in the Purchase Account for the next subsequent Purchase Period, subject to earlier withdrawal by the Participant as provided in Section 12 hereof. All other payroll deductions notionally credited to a Participant’s Purchase Account and not used to purchase Shares on an Exercise Date shall be distributed to the Participant. During a Participant’s lifetime, a Participant’s Option is exercisable only by him or her. The Company shall satisfy the exercise of all Participants’ Options for the purchase of Shares through (a) the issuance of authorized but unissued Shares, (b) the transfer of treasury Shares, (c) the purchase of Shares on behalf of the applicable Participants on the open market through an independent broker and/or (d) a combination of the foregoing.
9.Issuance of Stock. The Shares purchased by each Participant shall be issued in book entry form and shall be considered to be issued and outstanding to such Participant’s credit as of the end of the last day of each Purchase Period. The Committee may permit or require that shares be deposited directly in a Brokerage Account with one or more brokers designated by the Committee or to one or more designated agents of the Company, and the Committee may use electronic or automated methods of share transfer. The Committee may require that Shares be retained with such brokers or agents for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares, and may also impose a transaction fee with respect to a sale of Shares issued to a Participant’s credit and held by such a broker or agent. The Committee may permit Shares purchased under the Plan to participate in a dividend reinvestment plan or program maintained by the Company, and establish a default method for the payment of dividends.
10.Approval by Stockholders. Notwithstanding the above, the Plan is expressly made subject to the approval of the stockholders of the Company within 12 months before or after the date the Plan is adopted by the Board. Such stockholder approval shall be obtained in the manner and to the degree required under applicable federal and state law. If the Plan is not so approved by the stockholders within 12 months before or after the date the Plan is adopted by the Board, this Plan shall not come into effect.
11.Administration.
a.Powers and Duties of the Committee. The Plan shall be administered by the Committee. Subject to the provisions of the Plan, Section 423 of the Code and the regulations thereunder with respect to the 423 Component, the Committee shall have the discretionary authority to determine the time and frequency of granting Options, the duration of Offering Periods and Purchase Periods, the terms and conditions of the Options and the number of Shares subject to each Option. The Committee shall also have the discretionary authority to do everything necessary and appropriate to administer the Plan, including, without limitation, interpreting the provisions of the Plan (but any such interpretation shall not be inconsistent with the provisions of Section 423 of the Code with respect to the 423 Component). All actions, decisions and determinations of, and interpretations by the Committee with respect to the Plan shall be final and binding upon all Participants and upon their executors, administrators, personal representatives, heirs and legatees. No member of the Board or the Committee shall be liable for any action, decision, determination or interpretation made in good faith with respect to the Plan or any Option granted hereunder. With respect to the 423 Component, an Offering Period shall be administered so as to ensure that all Participants have the same rights and privileges as provided by Section 423(b)(5) of the Code.
b.Administrator. The Company, Board or the Committee may engage the services of a brokerage firm or financial institution to perform certain ministerial and procedural duties under the Plan including, but not limited to, mailing and receiving notices contemplated under the Plan, determining the number of Purchased Shares for each Participant, maintaining or causing to be maintained the Purchase Account and the Brokerage Account, disbursing funds notionally credited to the Purchase Account or proceeds from the sale of Shares through the Brokerage Account, and filing with the appropriate tax authorities proper tax returns and forms (including information returns) and providing to each Participant statements as required by law or regulation.
c.Indemnification. Each person who is or shall have been (a) a member of the Board, (b) a member of the Committee, or (c) an officer or employee of the Company to whom authority was delegated in relation to this Plan, shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit or proceeding against him or her; provided, however, that he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability or expense is a result of his or her own willful misconduct or except as expressly provided by statute.
The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s certificate of incorporation or bylaws, any contract with the Company, as a matter of law, or otherwise, or of any power that the Company may have to indemnify them or hold them harmless.
12.Withdrawal. A Participant may withdraw from the Plan by properly completing and submitting to the Company a withdrawal form in accordance with the procedures prescribed by the Committee, which must be submitted prior to the date specified by the Committee before the last day of the applicable Offering Period. Upon withdrawal, any payroll deductions credited to the Participant’s Purchase Account prior to the effective date of the Participant’s withdrawal from the Plan will be returned to the Participant. No further payroll deductions for the purchase of Shares will be made during subsequent Offering Periods, unless the Participant properly completes and submits an election form, by the deadline prescribed by the Company. A Participant’s withdrawal from an offering will not have any effect upon his or her eligibility to participate in the Plan or in any similar plan that may hereafter be adopted by the Company.
13.Termination of Employment. On the Termination Date of a Participant for any reason prior to the applicable Exercise Date, whether voluntary or involuntary, and including termination of employment due to retirement, death or as a result of liquidation, dissolution, sale, merger or a similar event affecting the Company or a Participating Entity, the corresponding payroll deductions credited to his or her Purchase Account will be returned to him or her or, in the case of the Participant’s death, to the person or persons entitled thereto under Section 16, and his or her Option will be automatically terminated.
14.Interest. No interest shall accrue on the payroll deductions of a Participant in the Plan.
15.Stock.
a.The stock subject to Options shall be common stock of the Company as traded on The New York Stock Exchange or on such other exchange as the Shares may be listed.
b.Subject to adjustment upon changes in capitalization of the Company as provided in Section 18 hereof, the maximum number of Shares which shall be made available for sale under the Plan shall be 1,000,000 Shares. If, on a given Exercise Date, the number of Shares with respect to which Options are to be exercised exceeds the number of Shares then available under the Plan, the Committee shall make a pro rata allocation of the Shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.
c.A Participant shall have no interest or voting right in Shares covered by his or her Option until such Option has been exercised and the Participant has become a holder of record of Shares acquired pursuant to such exercise.
16.Designation of Beneficiary. The Committee may permit Participants to designate beneficiaries to receive any Purchased Shares or payroll deductions, if any, in the Participant’s accounts under the Plan in the event of such Participant’s death. Beneficiary designations shall be made in accordance with procedures prescribed by the Committee. If no properly designated beneficiary survives the Participant, the Purchased Shares and payroll deductions, if any, will be distributed to the Participant’s estate.
17.Assignability of Options. Neither payroll deductions credited to a Participant’s Purchase Account nor any rights with regard to the exercise of an Option or to receive Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 16 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw from an Offering Period in accordance with Section 12 hereof.
18.Adjustment of Number of Shares Subject to Options.
a.Adjustment. Subject to any required action by the stockholders of the Company, the maximum number of securities available for purchase under the Plan, as well as the price per security and the number of securities covered by each Option under the Plan which has not yet been exercised shall be appropriately adjusted in the event of any a stock split, reverse stock split, stock dividend, combination or reclassification of the common stock of the Company, or any other increase or decrease in the number of Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board or the Committee, whose determination in that respect shall be final, binding and conclusive. If any such adjustment would result in a fractional security being available under the Plan, such fractional security shall be disregarded. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option. With respect to the 423 Component, the Options granted pursuant to the Plan shall not be adjusted in a manner that causes the Options to fail to qualify as options issued pursuant to an “employee stock purchase plan” within the meaning of Section 423 of the Code.
b.Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, any Offering Period then in progress will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board, and the Board may either provide for the purchase of Shares as of the date on which such Offering Period terminates or return to each Participant the payroll deductions credited to such Participant’s Purchase Account.
c.Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding Option shall be assumed or an equivalent option substituted by the successor corporation or a parent or subsidiary of the successor corporation, unless the Board determines, in the exercise of its sole discretion, that in lieu of such assumption or substitution to either terminate all outstanding Options and return to each Participant the payroll deductions credited to such Participant’s Purchase Account or to provide for the Offering Period in progress to end on a date prior to the consummation of such sale or merger.
19.Amendments or Termination of the Plan.
a.The Board or the Committee may at any time and for any reason amend, modify, suspend, discontinue or terminate the Plan without notice; provided that no Participant’s existing rights in respect of existing Options are adversely affected thereby. To the extent necessary to comply with Section 423 of the Code (or any other applicable law, regulation or stock exchange rule), the Company shall obtain stockholder approval in such a manner and to such a degree as required.
b.Without stockholder consent and without regard to whether any Participant rights may be considered to have been “adversely affected,” the Board or the Committee shall be entitled to change the Purchase Price, Offering Periods, Purchase Periods, eligibility requirements, limit or increase the frequency and/or number of changes in the amount withheld during a Purchase Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in an amount less than or greater than the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Shares for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Board or the Committee determines in its sole discretion advisable which are consistent with the Plan; provided, however, that changes to (i) the Purchase Price, (ii) the Offering Period, (iii) the Purchase Period, (iv) the maximum percentage of Compensation that may be deducted pursuant to Section 6(a) or (v) the maximum number of Shares that may be purchased in a Purchase Period, shall not be effective until communicated to Participants in a reasonable manner, with the determination of such reasonable manner in the sole discretion of the Board or the Committee.
20.No Other Obligations. The receipt of an Option pursuant to the Plan shall impose no obligation upon the Participant to purchase any Shares covered by such Option. Nor shall the granting of an Option pursuant to the Plan constitute an agreement or an understanding, express or implied, on the part of the Company to employ the Participant for any specified period.
21.Notices and Communication. Any notice or other form of communication which the Company or a Participant may be required or permitted to give to the other shall be provided through such means as designated by the Committee, including but not limited to any paper or electronic method.

22.Condition upon Issuance of Shares.
a.Shares shall not be issued with respect to an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the 1933 Act and the 1934 Act and the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.
b.As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.
23.General Compliance. The Plan will be administered and Options will be exercised in compliance with the 1933 Act, 1934 Act and all other applicable securities laws and Company policies, including without limitation, any insider trading policy of the Company.
24.Term of the Plan. The Plan shall become effective upon its approval by the stockholders of the Company (the earlier of such events, the “Effective Date”), and shall continue in effect until the earlier of (A) the termination of the Plan pursuant to Section 19 hereof and (B) the ten-year anniversary of the date the Plan is approved by the Board, with no new Offering Periods commencing on or after such ten-year anniversary.
25.Governing Law. The Plan and all Options granted hereunder shall be construed in accordance with and governed by the laws of the State of Maryland without reference to choice of law principles and subject in all cases to the Code and the regulations thereunder.
26.Non-U.S. Participants. To the extent permitted under Section 423 of the Code, without the amendment of the Plan, the Company may provide for the participation in the Plan by Employees who are subject to the laws of foreign countries or jurisdictions on such terms and conditions different from those specified in the Plan as may in the judgment of the Company be necessary or desirable to foster and promote achievement of the purposes of the Plan and, in furtherance of such purposes the Company may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws of other countries or jurisdictions in which the Company or the Participating Entities operate or have employees. Each subplan shall constitute a separate “offering” under this Plan in accordance with Treas. Reg. §1.423-2(a) and, to the extent inconsistent with the requirements of Section 423, any such subplan shall be considered part of the Non-423 Component, and rights granted thereunder shall not be required by the terms of the Plan to comply with Section 423 of the Code.
27.Section 409A. The 423 Component is exempt from the application of Section 409A of the Code, and any ambiguities herein shall be interpreted to so be exempt from Section 409A of the Code. The Non-423 Component is intended to be exempt from the application of Section 409A of the Code under the short-term deferral exception and any ambiguities shall be construed and interpreted in accordance with such intent. In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Committee determines that an option granted under the Plan may be subject to Section 409A of the Code or that any provision in the Plan would cause an option under the Plan to be subject to Section 409A, the Committee may amend the terms of the Plan and/or of an outstanding option granted under the Plan, or take such other action the Committee determines is necessary or appropriate, in each case, without the participant’s consent, to exempt any outstanding option or future option that may be granted under the Plan from or to allow any such options to comply with Section 409A of the Code, but only to the extent any such amendments or action by the Committee would not violate Section 409A of the Code. Notwithstanding the foregoing, the Company shall have no liability to a participant or any other party if the option under the Plan that is intended to be exempt from or compliant with Section 409A of the Code is not so exempt or compliant or for any action taken by the Committee with respect thereto.

Schedule A

American Healthcare Opps Holdings, LLC

American Healthcare REIT

18191 VON KARMAN AVENUE, SUITE 300
IRVINE, CA 92612

SCAN TO VIEW MATERIALS & VOTE

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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Completed proxy cards must be received **by November 6, 2024.**

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V55891-P16153 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

AMERICAN HEALTHCARE REIT, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES NAMED IN ITEM 1.

1. For the election of Jeffrey T. Hanson, Danny Prosky, Mathieu B. Streiff, Scott A. Estes, Brian J. Flornes, Dianne Hurley, Marvin R. O'Quinn, Valerie Richardson and Wilbur H. Smith III to serve as Directors until the Annual Meeting of Stockholders of American Healthcare REIT, Inc. to be held in the year 2025 and until his or her successor is duly elected and qualifies.

Nominees:	For	Withhold
1a. Jeffrey T. Hanson	☐	☐
1b. Danny Prosky	☐	☐
1c. Mathieu B. Streiff	☐	☐
1d. Scott A. Estes	☐	☐
1e. Brian J. Flornes	☐	☐
1f. Dianne Hurley	☐	☐
1g. Marvin R. O'Quinn	☐	☐
1h. Valerie Richardson	☐	☐
1i. Wilbur H. Smith III	☐	☐

NOTE: Signature(s) should agree with the name(s) printed herein. When signing as attorney, executor, administrator, trustee or guardian, please give your full name as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. If the stock is jointly owned, the signature of one shall bind all unless the Secretary of the company is given written notice of the contrary and furnished with a copy of the instrument or order which so provides.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement and Annual Report are available at www.proxyvote.com.

V55892-P16153

AMERICAN HEALTHCARE REIT, INC.
PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 7, 2024
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
PLEASE VOTE BY NOVEMBER 6, 2024

The undersigned stockholder of American Healthcare REIT, Inc., a Maryland corporation, hereby appoints Mark E. Foster and Gabriel M. Willhite, and each of them, as proxies and attorneys-in-fact for the undersigned with full power of substitution in each of them as determined by the American Healthcare REIT, Inc. Board of Directors, on behalf and in the name of the undersigned, to attend the 2024 Annual Meeting of Stockholders of American Healthcare REIT, Inc. to be held on November 7, 2024 at 8:00 A.M. (PT), at the Irvine Marriott, located at 18000 Von Karman Avenue, Irvine, California 92612, and any and all adjournments and postponements thereof, and to cast on behalf of the undersigned all votes which the undersigned would be entitled to cast if personally present, as indicated on the reverse side of this ballot, and otherwise to represent the undersigned at the meeting and any adjournments or postponements thereof, with all power possessed by the undersigned as if personally present and to vote in their discretion on such other matters as may properly come before the meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and of the accompanying proxy statement, which is hereby incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

This proxy is solicited on behalf of the American Healthcare REIT, Inc. Board of Directors. In accordance with the recommendation of the Board of Directors or in the absence of such a recommendation, in their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting, including matters incident to its conduct or a motion to adjourn or postpone the meeting to another time and/or place for the purpose of soliciting additional proxies for any and all of the proposals referenced herein.

When properly executed, this proxy will be voted as specified by the undersigned stockholder. If no voting instruction is given as to any item, this proxy will be voted "FOR" each of the nominees named in Item 1 and "FOR" Items 2 and 3, and 4.

Continued and to be signed on reverse side